As filed with the Securities and Exchange Commission on March 4, 2025.

Registration No. 333-284889

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

(Amendment No. 1)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	82-5089826
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

(240) 430-4212

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Anatoly Dritschilo, M.D.

Chief Executive Officer

Shuttle Pharmaceuticals Holdings, Inc.

401 Professional Drive, Suite 260

Gaithersburg, MD 20879

(240) 430-4212

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Megan J. Penick, Esq.	Joseph M. Lucosky, Esq.
Dorsey & Whitney LLP	Lucosky Brookman LLP
51 W. 52nd St	101 Wood Avenue South, 5th Floor
New York, NY 10019	Woodbridge, NJ 08830
(212) 415-9200	(732) 395-4400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities nor may we accept offers to buy these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MARCH 4, 2025

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

Up to 10,000,000 Shares of Common Stock

Up to 10,000,000 Pre-Funded Warrants to Purchase up to 10,000,000 Shares of Common Stock

Up to 10,000,000 Shares of Common Stock Underlying the Pre-Funded Warrants

This is a firm commitment underwritten offering of up to 10,000,000 shares (the “Shares”) of common stock, par value $0.00001 per share (“common stock”) or pre-funded warrants to purchase shares common stock in lieu thereof (the “Pre-Funded Warrants”).

The assumed public offering price for each share of common stock or each Pre-Funded Warrant is $0.60, which is the last reported sale price per share of our common stock on the Nasdaq Capital Market, or the Nasdaq, on February 26, 2025. The final public offering price per share or per Pre-Funded Warrant will be determined through negotiation between us and the Underwriter (as defined hereinafter) based upon a number of factors, including our history and our prospects, the industry in which we operate and other market conditions at the time of pricing and may be at a discount to the then current market price of our common stock. Therefore, the recent market price of our common stock referenced throughout this prospectus may not be indicative of the final offering price per share.

We are offering Pre-Funded Warrants to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if any such purchaser so chooses, Pre-Funded Warrants, in lieu of shares of common stock. The public offering price of each Pre-Funded Warrant will be equal to the price at which one share of common stock is sold to the public in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant will be $0.001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis.

This prospectus also includes the shares of common stock issuable upon exercise of the Pre-Funded Warrants. See “Description of Securities We Are Offering” in this prospectus for more information.

Our common stock trades on the Nasdaq Capital Market under the symbol “SHPH.” On February 26, 2025, the last reported sale price of our common stock was $0.60 per share.

We have retained WestPark Capital, Inc. as the exclusive underwriter with respect to this offering (the “Underwriter”). We have agreed to pay the underwriter fees totaling 4.0% of the aggregate gross cash proceeds actually realized by the Company from the sale of the shares being offered hereby. See “Underwriting” beginning on page 42 of this prospectus for more information regarding these arrangements.

You should read this prospectus, together with additional information described under the heading “Where You Can Find More Information,” carefully before you invest in any of our securities.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and we have elected to comply with certain reduced public company reporting requirements.

You should read this prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference,” carefully before you invest in any of our securities.

An investment in our securities involves significant risks. You should carefully consider the risk factors beginning on page 13 of this prospectus and in documents incorporated by reference into this prospectus before you make your decision to invest in our securities.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Pre-Funded Warrant	Total(2)
Public offering price	$		$
Underwriting discounts and commissions(1)	$		$
Proceeds to us, before expenses	$		$

(1)

We have agreed to pay the Underwriter a cash fee equal to four percent (4%) of the aggregate gross proceeds actually realized by the Company in this offering. In addition, we have agreed to reimburse the Underwriter for certain offering-related expenses. We refer you to “Underwriting” beginning on page 42 for additional information regarding compensation to be received by the Underwriter.

Delivery of the shares and Pre-Funded Warrants is expected to be made on or about __________, 2025, subject to satisfaction of customary closing conditions.

WestPark Capital, Inc.

The date of this prospectus is                              , 2025

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ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation of Documents by Reference” before deciding to invest in our securities.

The registration statement of which this prospectus forms a part and which we filed with the Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information” before making your investment decision. You should rely only on the information provided in this prospectus or incorporated by reference in this prospectus, in any prospectus supplement or in a related free writing prospectus, or documents to which we otherwise refer you. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

This prospectus includes important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus or incorporated by reference in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus in making your investment decision. All of the summaries in this prospectus are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

We have not, and the Underwriter has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus, or incorporated by reference in this prospect, or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus or incorporate by reference in this prospectus or contained in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not done anything that would permit a public offering of the securities or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus, and in any free writing prospectus prepared by or on behalf of us. We have not authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus or incorporated by reference herein and therein, or any related free writing prospectus. This prospectus is an offer to sell only the securities offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and in documents incorporated by reference is current only as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

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We are not offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus and any free writing prospectus related to this offering in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

Unless the context otherwise requires, references in this prospectus to “Shuttle Pharma,” “Shuttle Pharmaceuticals,” “the Company,” “we,” “our” and “us” refers to Shuttle Pharmaceuticals Holdings, Inc. and its subsidiaries, Shuttle Pharmaceuticals, Inc. and Shuttle Diagnostics, Inc.

Industry and Market Data

Unless otherwise indicated, information contained in this prospectus or incorporated by reference in this prospectus concerning our industry and the markets in which we operate or plan to operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry, and assumptions based on such information and knowledge which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our company’s and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section entitled “Risk Factors” beginning on page 13. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements” on page 17 below.

Basis of Presentation

On August 6, 2024, we filed a Certificate of Amendment to our certificate of incorporation with the Secretary of State of the State of Delaware to effect a 1-for-8 reverse stock split of our issued and outstanding shares of common stock, par value $0.00001 per share (the “2024 Reverse Stock Split”), which became effective on August 13, 2024. All historical share and per share amounts reflected throughout this prospectus have been adjusted to reflect the 2024 Reverse Stock Split. However, our periodic and current reports, and all other documents that were filed prior to August 13, 2024, do not give effect to the 2024 Reverse Stock Split.

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PROSPECTUS SUMMARY

This summary highlights information contained in greater detail elsewhere in this prospectus or information incorporated by reference in this prospectus from our filings with the SEC. This summary is not complete and does not contain all of the information you should consider in making your investment decision. You should read the entire prospectus and the documents incorporated by reference into this prospectus carefully before making an investment in our securities. You should carefully consider, among other things, our financial statements and the related notes and the sections entitled “Risk Factors” included elsewhere in this prospectus and in the documents incorporated by reference into this prospectus.

Overview

Shuttle Pharma is a clinical stage pharmaceutical company leveraging our proprietary technology to develop novel therapies designed to cure cancers. Our goal is to extend the benefits of cancer treatments with surgery, radiation therapy, chemotherapy and immunotherapy. Radiation therapy (“radiation therapy” or “RT”) is one of the most effective modalities for treating cancers. We are developing a pipeline of products designed to address the limitations of the current cancer therapies as well as to extend to the new applications of RT. We believe that our product candidates will enable us to deliver cancer treatments that are safer, more reliable and at a greater scale than that of the current standard of care.

The corporate structure is based on Shuttle Pharmaceuticals Holdings, Inc. (Nasdaq SHPH – a Delaware Company) with drug discovery and development performed in the wholly owned Shuttle Pharmaceuticals, Inc. (a Maryland Company) and diagnostics performed in the wholly owned Shuttle Diagnostics, Inc. (a Maryland Company). Our product candidates include Ropidoxuridine, a Phase II, clinical-stage radiation sensitizer, a platform of HDAC inhibitors (SP-1-161, SP-2-225 and SP-1-303) and two preclinical, prostate cancer-oriented diagnostics assets – the PC-RAD Test, a blood test to predict clinical response to radiation therapy and the PSMA-B ligand for potential use as a theranostic agent.

In December 2023, we submitted an Investigational New Drug (“IND”) application with the U.S. Food and Drug Administration (“FDA”) to support the next phase of development of Ropidoxuridine. In January 2024, we received the ‘Safe to Proceed’ letter from the FDA for our IND application for the Phase II study of Ropidoxuridine (IPdR) as a radiation sensitizing agent during radiotherapy in patients with newly diagnosed IDH-wildtype glioblastoma with unmethylated MGMT promoter. Receipt of the letter allows us to commence the Phase II study of Ropidoxuridine (IPdR). Sixteen patients have enrolled in the study as of February 20, 2025 and half of those patients have now completed all seven courses of treatment with Ropidoxuridine. We have applied for and received FDA approval of  “orphan” designation for Ropidoxuridine and RT for treating brain cancer (glioblastoma). The Phase II clinical trial was also approved by the Institutional Review Board (“IRB”) on June 21, 2024. We believe our management team’s expertise in radiation therapy, combined modality cancer treatment and immuno-oncology will help drive the development and, if approved, the commercialization of these potentially curative therapies for patients with aggressive cancers.

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Radiation Oncology has gone through transformative technological innovation over the last decade to better define tumors, allow improved shaping of radiation delivery and support dose escalation with shorter, more intensive courses of treatment. Furthermore, achieving higher dose distributions within tumor volumes has reached a practical plateau, since cancers are frequently integrated with or surrounded by more sensitive normal tissues and further dose escalation increases risks of tissue necrosis. To increase cancer cures at maximally tolerated radiation doses, pharmacological and biological modifications of cells are needed to sensitize cancers, protect normal tissues, and stimulate the immune system to react against antigens produced by irradiated, damaged cancer cells. Drugs that show sensitizing properties, or the ability to make cancer cells more sensitive to radiation, offer a solution to this problem. Currently, such drugs are chemotherapy agents used off-label, and many have inherent toxicities since they were designed for direct cancer treatments and not for sensitization. However, the clinical value of using radiation sensitizing drugs in combination with RT has been accepted in a variety of cancer types, including gynecological, gastro-intestinal, pulmonary and other malignancies. Hence, there is a critical need for new drugs that preferentially sensitize cancer cells to radiation therapy and that stimulate the innate immune response against irradiated cancer cells. Furthermore, to advance precision medicine in radiation oncology, there is a need for imaging and molecular diagnostic tests for determining the extent of cancer spread in the body and for predicting clinical responses to therapy.

We are developing our products with the goal of addressing the unmet need in cancer treatment for a commercially marketable radiation response modifier solution that leads to greater sensitivity of cancer cells to ionizing radiation therapy. The goal of our products is to increase the therapeutic index for patients receiving radiation and to decrease radiation-related toxicities in patients with solid tumors. Our products operate across three areas related to the treatment of cancer with RT:

1.	Sensitization of growing cancer cells, rendering them more susceptible to the effects of radiation therapy.

2.	Activation of the DNA damage response pathway to kill cancer cells and protect adjacent normal cells.

3.	Activation of the immune system to kill any remaining cells after RT.

Our platform technology allows for the creation of an inventory of products for radiation sensitizing, immune modulation, and protection of healthy tissue.

Operations to date have focused on continuing our research and development efforts to advance Ropidoxuridine clinical testing and improved drug formulation, to advance HDAC6 inhibitor (SP-2-225) preclinical development and explore application of the PC-RAD Test, predictive biomarkers of radiation response. The clinical development of Ropidoxuridine has included completion of a Phase I clinical trial to establish drug bioavailability and a maximum tolerated dose for use in Phase II clinical trials. TCG GreenChem, Inc. (“TCG GreenChem”), with whom we have contracted for process research, development and cGMP compliant manufacture of IPdR, has manufactured the active pharmaceutical ingredient (API) of Ropidoxuridine and the University of Iowa Pharmaceuticals has formulated the drug product for use in the Company’s upcoming Phase II clinical trial in brain cancer patients undergoing radiation therapy. The drug product (capsules) were shipped to contract research organization (“CRO”) Theradex Oncology and distributed to clinical trial sites that are fully approved to enroll patients in the trial. Shuttle received approval from the FDA to begin the clinical trial. The FDA made recommendations to expand the clinical trial to include a randomized dose “optimization” step and we agreed with the recommendation. Meetings with engaged clinical sites to review the protocol documents have occurred and FDA required IRB approvals have been received. With FDA recommended changes incorporated into the revised protocol and the completion of site initiation visits, the Company has commenced its Phase II clinical study. The radiation biomarker project and the health disparities project have been completed and the Company is proceeding with plans for clinical validation and potential for commercialization of Ropidoxuridine as a radiation sensitizer.

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Our Pipeline

We are currently developing a pipeline of small molecule radiation sensitizers and immune response regulating drugs. Our most advanced product candidate is Ropidoxuridine, an orally available halogenated pyrimidine with strong cancer radiation sensitizing properties is in preclinical studies. In addition, we have a pipeline of complimentary product candidates that we are developing to address solid tumor cancer indications by radiation sensitization or immune modification. Our therapeutic pipeline is represented in the diagram below:

Timeline for clinical phase (Ropidoxuridine) and pre-clinical phase (HDAC inhibitors) pipeline.

Our lead product candidates include:

●	Ropidoxuridine (IPdR) is our lead candidate radiation sensitizer for use in combination with RT to treat brain tumors (glioblastoma) and sarcomas. Phase I clinical trial results supported by a National Institutes of Health, or NIH contract to Shuttle Pharma and the NCI (CTEP) were reported in the medical journal, Clinical Cancer Research, in July 2019, by our Small Business Innovation Research, or SBIR, subcontractor. Eighteen patients completed dose escalations to 1,800 mg/day for 30 days, establishing the maximum tolerated dose (MTD) of 1,200 mg/day in combination with RT. Four partial responses, nine stable disease and one progressive disease in target lesions were reported. Four patients did not have measurable disease and, as a result, were not evaluable. These Phase I trial results demonstrate oral bioavailability and an MTD of 1,200 mg per day for 28 days for use in combination with radiation for Phase II clinical trials that we propose to perform in brain tumors and in sarcomas. The brain tumor, glioblastoma multiforme (GB) is eligible for “orphan” disease designations. Shuttle Pharma has advanced drug manufacture and formulation and prepared a clinical protocol of a “Phase 2 Single-Arm Study of IPdR as a Radiation Sensitizing Agent During Radiotherapy in Patients with Newly Diagnosed IDH-Wildtype MGMT Unmethylated Glioblastoma Multiforme.” In December 2023, we submitted an IND application with the FDA to support the next phase of development of Ropidoxuridine. In January 2024, we received the ‘Safe to Proceed’ letter from the FDA for our IND application for the Phase II study of Ropidoxuridine (IPdR) as a radiation sensitizing agent during radiotherapy in patients with newly diagnosed IDH-wildtype glioblastoma with unmethylated MGMT promoter. Receipt of the letter allows us to commence the Phase II study of Ropidoxuridine (IPdR). The clinical development of Ropidoxuridine has shown drug bioavailability and a maximum tolerated dose has been established for use in Phase II clinical trials. TCG GreenChem, with whom we have contracted for process research, development and cGMP compliant manufacture of IPdR, has successfully completed the manufacturing campaign for the active pharmaceutical ingredient (API) of Ropidoxuridine for use in the Company’s upcoming Phase II clinical trial in brain cancer patients undergoing radiation therapy. Shuttle also worked with University of Iowa Pharmaceuticals to develop the formulation and produce the capsules, which have been shipped to CRO Theradex Oncology for distribution to clinical trial sites. Both activities have now been completed. In addition, Shuttle received approval from the FDA to begin the clinical trial. The FDA made recommendations that led to an expanded clinical trial to include randomized dose optimization and we agreed with the recommendation. We met with representatives from six candidate clinical sites to review the protocol documents and FDA required IRB approvals have been obtained. With FDA recommended changes incorporated into the revised protocol, the Company has now contractually engaged all six of the planned research centers which have begun performing clinical trials in our Phase II clinical study. Sixteen patients have enrolled in the study as of February 20, 2025 and half of those patients have already completed all seven courses of treatment with Ropidoxuridine.

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●	The Phase II clinical study is summarized below:

Schema for the Phase II clinical trial. The initial cohort of 40 patients will be randomized to one of two Ropidoxuridine doses. 20 patients will receive the 1200 mg dose and 20 patients will receive the 960 mg dose. The optimum dose will be determined by comparing drug bioavailability and side-effects. The optimum dose will then continue to enroll 14 additional patients to provide the required 34 patients for statistical significance in comparison to historical controls.

●	Ropidoxuridine and Tipiracil (IPdR/TPI) is a new combination formulation demonstrating extended bioavailability after oral administration in an animal model system. The IPdR/TPI formulation will undergo preclinical development for use as a radiation sensitizer and represents a “next generation” drug product for clinical evaluation.

●	SP-2-225 is Shuttle Pharma’s pre-clinical class IIb selective HDAC inhibitor that affects histone deacetylase HDAC6 has been identified as the candidate lead molecule for development as a post-RT innate immune system activator. The macrophage is a key target for activating the innate immune system against cancer cells. SP-2-225 has effects on the regulation of the immune system by maintaining macrophage cells in an inflammatory, anti-cancer polarization. The interactions of RT with the immune response for cancer treatment are of great current interest, offering insight into potential mechanisms for primary site and metastatic cancer treatment. For this reason, Shuttle Pharma has selected SP-2-225 as the candidate lead HDAC inhibitor for preclinical development. We have contracted with investigators at Georgetown University to perform preclinical studies of immune activation after radiation therapy in an animal tumor model. These data have been published (Noonepalle SKR, Grindrod S, Aghdam N, Li X, Gracia-Hernandez M, Zevallos-Delgado C, Jung M, Villagra A, Dritschilo A. Radiotherapy-induced Immune Response Enhanced by Selective HDAC6 Inhibition. Mol Cancer Ther. 2023 Dec 1;22(12):1376-1389. doi: 10.1158/1535-7163.MCT-23-0215. PMID: 37586844; PMCID: PMC10878032) and additional preclinical studies are in progress with our contractors. With the introduction of check-point inhibitors, CAR-T therapies and personalized medicine in cancer, regulation of the immune response following RT is of significant clinical and commercial interest.

●	SP-1-303 is Shuttle Pharma’s pre-clinical selective Class I HDAC inhibitor that preferentially affects histone deacetylases HDAC1 and HDAC3 members of the class I HDAC family of enzymes. SP-1-303 data show direct cellular toxicity in ER positive breast cancer cells. Furthermore, SP-1-303 increases PD-L1 expression. Completed preclinical in vitro studies have been published (Jung M, Nicholas N, Grindrod S, Dritschilo A. Dual-targeting class I HDAC inhibitor and ATM activator, SP-1-303, preferentially inhibits estrogen receptor positive breast cancer cell growth. PLoS One. 2024 Jul 15;19(7):e0306168. doi: 10.1371/journal.pone.0306168. PMID: 39008483; PMCID: PMC11249239.). We plan to seek university collaborations to complete SP-1-303 pre-clinical development in 2024.

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Our Approach

We believe that we have established a leadership position in radiation sensitizer and response modifier discovery and development. We have identified a clinical phase product candidate and discovered new pre-clinical phase molecules using our proprietary platform technologies to increase the therapeutic index for patients receiving radiation for treatment of solid tumors. Our development strategy has four key pillars: (1) to improve the efficacy of RT by demonstrating improved disease-free survival rates in patients who undergo radiation therapy, (2) reduce the amount of radiation needed for a favorable tumor response, thereby limiting the potential for radiation related toxicities to healthy cells, (3) decrease the extent of surgery needed to remove cancers and improve quality of life, and (4) leverage our next generation technologies to create drugs that regulate the immune response assisting immune checkpoint and CAR-T therapies and other personalized medicines targeting cancers.

In addition to private and public investment into our candidate therapeutic technology, we have also competed for non-dilutive funding from the NIH to support our lead sensitizer and to explore development of complimentary diagnostic products. To date, we have completed three SBIR contracts awarded to Shuttle Pharma by the NIH to:

●	Develop IPdR as a radiation sensitizer. This funding provided partial support for the Phase I clinical trial of Ropidoxuridine and RT.

●	Develop prostate cancer cell cultures from African-American men, with donor matched normal prostate cells, establishing 50 pairs for accelerating research to reduce prostate cancer health disparities in African-American men. This project was funded under “Moonshot” designation. Shuttle Pharma is eligible to apply for additional SBIR (Phase IIb) funding to commercialize these cells for research purposes. Currently, cells from African-American patients are distributed, on request, to investigators who are conducting health disparities research. We plan to test new small molecules using these cellular reagents for health disparities screening.

●	Develop a predictive biomarker for determining outcomes for prostate cancer patients following treatment with RT. This SBIR-funded project for blood test (PC-RAD Test) discovery and analytical validation were completed on March 15, 2022, and Shuttle Pharma intends to perform a clinical validation study. Shuttle Pharma has licensed the intellectual property for the prostate cancer predictive biomarker test from Georgetown University and will seek additional investment from the public market to advance clinical development through its Shuttle Diagnostics entity.

All three SBIR funded projects have been completed. The Company is eligible to apply for SBIR Phase IIb funding to advance the “Moonshot” health disparities or the predictive biomarker project. The NIH SBIR program is designed to encourage small businesses to engage in Federal Research/Research and Development (“R/R&D”) that has the potential for commercialization.

Shuttle Pharma’s scientists have also developed collaborations to invent intellectual properties for prostate cancer theranostics. From a clinical perspective, prostate-specific membrane antigen (PSMA) is a valuable target for diagnosis and therapy of prostate cancer. In a discovery project to develop a novel, boron-containing PSMA ligand to enhance proton radiation therapy of prostate cancer, we discovered PSMA-B, a molecule containing boron and demonstrating nanomolar binding activity to PSMA. Preclinical evaluations have been initiated to explore the PSMA-B ligand as a potential prostate cancer sensitizer in combination with proton therapy, as well as a PET diagnostic reagent and as a targeted prostate cancer therapeutic. By in-licensing our collaborator’s shares of the intellectual property, Shuttle Pharma has an exclusive license to the PSMA-B intellectual property and has filed a patent application. Theranostic molecules are suitable for diagnosis and therapy of cancers. The PSMA ligand is a molecule that binds to the PSMA, an enzyme that is highly expressed in prostate cancer cells. The PSMA ligand is currently used for imaging and therapy to detect and treat prostate cancer.

●	Develop PSMA-B as a potential diagnostic and therapeutic molecule in pre-clinical models in collaboration with academic nuclear medicine programs. Shuttle Pharma has licensed the intellectual property for the prostate cancer predictive biomarker test from inventors and will seek additional investment from NIH by applying for grant applications and from the public market to advance pre-clinical development through its Shuttle Diagnostics entity.

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Our Strategy

Our goal is to maintain and build upon our leadership position in radiation sensitization. We plan to develop Ropidoxuridine and the HDAC6 inhibitor (SP-2-225) and, if approved by the FDA, commercialize our product candidates for the treatment of cancers. While this process may require years to complete, we believe achieving this goal could result in new radiation sensitizer and immunotherapy products. Key elements of our strategy include:

●	Capitalize on Ropidoxuridine as an orally available, small molecule radiation sensitizer. To date, there is one drug (Cetuximab, a monoclonal antibody) approved by the FDA specifically as a radiation sensitizer. If we are successful in developing Ropidoxuridine and obtaining FDA approval, a small molecule sensitizer would then be enabled for clinical applications for radiation sensitization indications.

●	Expand our leadership position within radiation sensitizers. In addition to our traditional radiation sensitizers, we plan to advance our near-term pipeline to include radiation sensitizers for proton therapy. Proton Therapy is growing worldwide as a form of radiation therapy due to its unique beam shaping characteristics. As a result, this new technology offers a major opportunity for Shuttle Pharma to strive to develop an innovative and well-tolerated drug for proton therapy sensitization.

●	Execute a disciplined business development strategy to strengthen our portfolio of product candidates. We have built our current product pipeline through in-house discovery, development, partnerships with leading academic institutions and through in-licensing. We will continue to evaluate new in-licensing opportunities and collaboration agreements with leading academic institutions and other biotechnology companies around programs that seek to address areas of high unmet need and for which we believe there is a high probability of clinical success, including programs beyond our target franchise areas and current technology footprint.

●	Invest in our HDAC platform technology and maximize its utility across cancer therapies. We are initially applying the platform to develop drugs for cancer radiation sensitization, normal tissue radiation protection and post radiation immune stimulation. Based on the data we have obtained thus far, these drugs are immune regulatory. We intend to invest to develop other properties of our platform technology, as well.

●	Enter into collaborations to realize the full potential of our platform. The breadth of our HDAC technology platform enables other therapeutic applications, including radiation sensitization and immune therapy. We intend to seek collaborations centered on our platform to maximize applications for cancer treatment.

●	Establish Shuttle Diagnostics, Inc. as a subsidiary of SHPH in order to advance development of the predictive biomarker (PC-RAD Test) and the PSMA ligand (PSMA-B) to advance prostate cancer treatment.

Management Team

Our management team has significant experience in radiation oncology and in progressing products from early-stage research through clinical trials. Our Chief Executive Officer, or CEO, Anatoly Dritschilo, M.D., is an experienced clinician and researcher who has held senior academic and management positions including serving as Department Chairman, Hospital Medical Director and Cancer Center Director at Georgetown University Medical Center. Prior to co-founding our Company, Dr. Dritschilo was a co-founder of Oncomed, Inc., a company that became public as NeoPharm, Inc. (Nasdaq: NEOL). He has experience in providing care for patients undergoing treatment for cancers of the prostate, breast, brain, lung, sarcomas and GI systems. Dr. Dritschilo has directed basic science research supported by grants from the National Cancer Institute (“NCI”) and performed clinical trials using drugs and radiation therapy. In addition, Dr. Dritschilo served as the principal investigator of pharmaceutical industry sponsored clinical evaluations of human interferon alpha-2 (Bristol-Myers) with radiation therapy and antisense raf oligonucleotides, LErafAON (NeoPharm) with radiation therapy. He serves as a Radiation Biology and Radiation Oncology expert on committees of the NIH to review Program Project (P01) grant applications, Specialized Program of Research Excellence (SPORE) grant applications and investigator-initiated research project (R01) applications.

Dr. Dritschilo is supported in our clinical development effort by Tyvin Rich, MD, our Chief Clinical Officer and Medical Director. Dr. Rich is the former Professor and Chairman of the Department of Therapeutic Radiology and Oncology at the University of Virginia Health Sciences Center and proton radiation therapy specialist at the Hampton Proton Therapy Center in Hampton, Virginia. Dr. Rich has served as principal investigator on multi-modality clinical trials for the treatment of gastrointestinal (GI) cancers and helped to develop treatment with 5-fluorouracil (5-FU) as a radiation sensitizer for use with RT in the treatment of GI cancers. He has extensive cancer clinical trial experience in developing radiation sensitizer applications through his participation in the Radiation Therapy Oncology Group (RTOG). Dr. Rich is a co-inventor with scientists at the University of Virginia of the Proton Activated Atomic Medicine technology.

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Our administrative services are provided by Peter Dritschilo, MBA, who has served as our President and COO since 2012. Mr. Dritschilo’s experience in hospital administration and management of medical oncology clinical services and radiation therapy facilities, including management of day-to-day operations, human resources and financial oversight. Peter Dritschilo is the son of our Chairman and CEO, Dr. Anatoly Dritschilo. Mr. Timothy J. Lorber is our Chief Financial Officer, or CFO, a position he has served in since June 2024. Mr. Lorber is a CPA with more than 40 years of professional finance experience. We believe his extensive experience and expertise in the financial industry supports his service as our CFO. Michael Vander Hoek, our former CFO, as Vice President for Operations and Regulatory expands our capability to provide the level of management needed for the proposed expansion of clinical trials. Mr. Vander Hoek served as administrative director of the Lombardi Comprehensive Cancer Center (LCC) for 12 years and has extensive experience in negotiations, management and supervision of CROs and research contracts in general. As the administrative director of the Lombardi Comprehensive Cancer Center, Mr. Vander Hoek also served as the chief financial officer. Taken together, we believe our leadership team of highly qualified specialists will help us achieve the proposed milestones for the development of radiation sensitizer products.

Nasdaq Deficiency

Our common stock currently is listed for quotation on the Nasdaq Capital Market. We are required to meet Nasdaq listing rules in order to maintain such listing, including a requirement that the Company’s stockholders equity remain at or above $2.5 million.

On September 10, 2024, we received a letter from The Nasdaq notifying the Company that it is no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2.5 million. In the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2024, the Company reported stockholders’ equity of $801,434, which is below the minimum stockholders’ equity required for continued listing pursuant to Nasdaq Listing Rule 5550(b)(1). In addition, at present, the Company does not meet the alternatives of market value of listed securities or net income from continuing operations.

This Nasdaq notice had no immediate effect on the listing of the Company’s securities on the Nasdaq Capital Market. the Company subsequently submitted a revised plan of compliance to Nasdaq on November 14, 2024. The Company’s plan to regain compliance was accepted, and Nasdaq granted an extension of 180 calendar days from September 10, 2024 for the Company to regain compliance.

On December 31, 2024, the Company, received a letter from The Nasdaq stating that for the 30 consecutive business day period between November 15, 2024 to December 30, 2024 the Company’s common stock had failed to maintain a minimum closing bid price of $1.00 per share, as required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has an initial period of 180 calendar days, or until June 30, 2025 (the “Compliance Period”), to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days.

There can be no assurance that the Company will be able to regain compliance and maintain its listing on the Nasdaq Capital Market. If the Company fails to satisfy another Nasdaq requirement for continued listing, Nasdaq could provide notice that the Company’s securities will become subject to delisting. In such event, the Company will have an opportunity to appeal Nasdaq’s decision to a hearings panel.

2024 Reverse Stock Split

On August 31, 2023 we received a letter from the Nasdaq Listing Qualifications Staff of the Nasdaq (the “Staff”) stating that for the 30 consecutive business day period the Company’s common stock had failed to maintain a minimum closing bid price of $1.00 per share, as required for continued listing on The Nasdaq Capital Market pursuant to the Minimum Bid Price Requirement.

In order to regain compliance with the Minimum Bid Price Requirement, on August 6, 2024, we filed an amendment to our certificate of incorporation to effect the 2024 Reverse Stock Split. The 2024 Reverse Stock Split became effective on August 13, 2024, when the Company’s common stock opened for trading on Nasdaq on a post-split basis under the Company’s existing trading symbol, “SHPH.” Subsequently, on August 27, 2024, we received notice from Nasdaq that we regained compliance with the Minimum Bid Price Requirement.

All historical share and per share amounts reflected throughout this prospectus have been adjusted to reflect the 2024 Reverse Stock Split. However, our periodic and current reports, and all other documents that were filed prior to August 13, 2024 do not give effect to the 2024 Reverse Stock Split.

Going Concern Uncertainty

Our consolidated financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has not generated any revenues, incurred losses since inception and has a net loss of approximately $9.1 million and no revenues for the fiscal year ended December 31, 2024 and has working capital of approximately $0.7 million as of December 31, 2024.

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The Company does not expect to generate positive cash flows from operating activities in the near future.

In September 2024, the Company’s CEO provided $250 thousand to the Company in exchange for a promissory note repayable in equal monthly installments of principal and interest over a term of one year. In October 2024, the Company completed an offering of senior secured convertible bridge notes, receiving $790 thousand in cash. The notes have a term of one-year and were accompanied by 329,461 warrants with a weighted-average exercise price of $1.42 per share. Also in October 2024, the Company completed an equity raise that provided $3.7 million net cash for the issuance of 2.9 million shares of common stock, or pre-funded warrants in lieu thereof, and 2.9 million warrants with an exercise price of $1.40 per share. Refer to the “Recent Financings” section below for additional information. However, the Company’s existing cash resources and the cash received from the equity offering and senior convertible note are not expected to provide sufficient funds to carry out the Company’s operations and clinical trials through the next twelve months.

The Company’s capital raises have to date supported operations, the manufacture of drug product and FDA approval of the IND for the Phase II clinical trial of Ropidoxuridine and radiation therapy in glioblastoma and other radiation sensitizer discovery and therapy. The FDA recommended and the Company agreed to an expansion of the Phase II clinical trial, necessitating additional capital to complete the trial as well as fund ongoing operations. Additionally, the Phase II clinical trial of Ropidoxuridine has evolved with finalized agreements with all six of the planned site enrollment locations to administer the Phase II clinical trial of Ropidoxuridine and enrollment of 16 patients as of the date of this prospectus.

The ability of the Company to continue as a going concern is dependent upon its ability to continue to successfully raise additional equity or debt financing to allow it to fund ongoing operations, conduct clinical trials and bring a drug candidate to commercialization to generate revenues. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the condensed consolidated financial statements are issued.

If we fail to obtain additional material financing in the near-term, our clinical trials and targeted FDA submission timeline could be delayed, and we could be forced to abandon such activities entirely and cease operations, with the possible loss of such properties or assets. If we are unable to obtain a material quantum of financing in the imminent future or unable to continue to obtain additional financing over at least the next 12 months as we continue to generate negative cash flow, our board of directors could determine to cause the Company to undertake a process of liquidation under Chapter 7 of applicable U.S. bankruptcy laws, or otherwise seek other protection under such laws. In such event, we expect that holders of shares of our common stock would recoup little if any material value in such process.

Recent Financings

On January 11, 2023, we entered into a securities purchase agreement (the “January 2023 SPA”) with Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B, a Cayman entity (the “January 2023 Investor”), as amended on May 10, 2023 and June 4, 2023, pursuant to which the Company sold to the January 2023 Investor a $4.3 million convertible note (the “January 2023 Convertible Note”) and warrant (the “January 2023 Warrant”) to purchase 127,260 (post Reverse Split) shares of common stock of the Company, in exchange for gross proceeds of $4.0 million (the “Investment Amount”). The January 2023 Convertible Note amortizes on a monthly basis and the Company can make such monthly amortization payments in cash or, subject to certain equity conditions, in registered shares of common stock or a combination thereof. For equity repayment, the January 2023 Convertible Note is convertible into shares of common stock at price per share equal to the lower of (i) $18.8 (post Reverse Split) (ii) 90% of the three lowest daily volume-weighted average price (“VWAP”) of the 15 trading days prior to the payment date or (iii) 90% of the VWAP of the trading day prior to payment date. The January 2023 Convertible Note is repayable over 26 months and bears interest at the rate of 5% per annum. The January 2023 Warrant is exercisable for four years from the date of closing and is exercisable at $0.48 per share (post Reverse Split, and as subsequently adjusted pursuant to the January 2023 SPA, as amended). In the event the January 2023 Investor exercises the January 2023 Warrant in full, such exercise would result in additional gross proceeds to the Company of approximately $61 thousand. As of September 30, 2024, the January 2023 Convertible Note has been paid in full.

On September 4, 2024, the Company entered into a loan agreement with our Chief Executive Officer, Dr. Anatoly Dritschilo, pursuant to which Dr. Dritschilo loaned the Company $250,000 (principal), bearing interest at the rate of 12% per annum and which is repayable in 12 substantially equal monthly installments over a one year period.

On October 14, 2024, the Company issued an aggregate of $600,000 (of an up to $1.3 million authorized financing) senior secured convertible notes due in October 2025, which accrue interest at 14.5% interest per year. The notes include a 5% original issue discount and the Company received $570,000 in proceeds. The notes are convertible beginning three months after the date of issuance, and the conversion price will be the lower of a 15% discount to (i) the 5-day VWAP immediately prior to Closing or (ii) the price of any offering entered into by the Company during the term of the notes. The Company has the option to prepay the notes at any time for 107% of total outstanding balance and any outstanding principal will be paid in conversion of shares of common stock at the end of the term, subject to the Company’s exercise of the optional prepayment right. Any accrued interest will be repaid quarterly in cash. The Company also issued warrants to the lenders to purchase an aggregate 240,917 shares of common stock, exercisable at $1.40 per share, with such warrants expiring five years from issuance. In addition, the Company’s Chief Executive Officer, Dr. Anatoly Dritschilo, invested a total of $237,500 in this financing round, in exchange for a $250,000 convertible note.

On October 21, 2024, the Company issued an additional $231,579 in senior secured convertible notes due in October 2025, with substantially similar terms as the October 14, 2024, issuance. The notes include a 5% original issue discount and the Company received $220,000 in proceeds. The Company also issued warrants to the lenders to purchase an aggregate 88,544 shares of common stock, exercisable at $1.49 per share, with such warrants expiring five years from issuance. Upon completing this issuance, the Company closed the senior secured convertible note offering after receiving a total of $790,000 in proceeds.

On February 28, 2025, the Company entered into a Revolving Loan Agreement (the “Revolving Loan Agreement”) with Bowery Consulting Group Inc. (an entity for which Adam Chambers serves as a Principal) (the “Lender”). Pursuant to and under the terms of the Revolving Loan Agreement, the Company issued to the Lender a revolving note dated February 28, 2025, in the principal amount of $2,000,000 (the “Revolving Note” and such amount, the “Maximum Outstanding Amount”), which the Company may draw upon at its discretion from time to time (the “Financing”). Any drawdown on the Revolving Note bears interest at the rate of 18% per annum calculated on the basis of a 360-day year, consisting of twelve 30 calendar day periods, and shall accrue daily commencing on the date of issuance until paid in full. Proceeds from any Financing may be used for general corporate purposes, including but not limited to finance the expense of a Qualified Public Equity Offering (as defined below). The Underwriter served as financial advisor to the Company with regard to the Financing. As financial advisor, the Underwriter received a fee of $20,000 following the signing of the Revolving Loan Agreement. As financial advisor, the Underwriter will be entitled to receive a fee of four percent (4%) with regard to each draw down of the Revolving Note. Out of the Maximum Outstanding Amount, the Lender has not disbursed any loan amounts to date.

The Revolving Loan Agreement contains customary events of default. If an event of default occurs, the Lender may accelerate the indebtedness under the Revolving Loan Agreement, and an amount equal to 120% of the outstanding principal amount and accrued and unpaid interest plus other amounts, costs, expenses and/or liquidated damages due under or in respect of the Loan Documents for the Financing, if any. As a condition for the Lender entering into the Revolving Loan Agreement, on February 28, 2025 (i) each of Milton Brown, Bette Jacobs, Chris Senanayake and Joshua Schafer resigned as directors of the Company, and (ii) the Company’s remaining members of the Board of Directors appointed the following three people designated by the Lender as members of the Board of Directors: George Scorsis, Joseph Tung and Oleh Nabyt. The resigning directors held 840,205 unvested restricted stock units (“RSUs”) granted under the Company’s 2018 Equity Incentive Plan that became fully vested in conjunction with their respective resignations on February 28, 2025. The acceleration of these RSUs resulted in a compensation expense charge of $511,517.

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Summary Risk Factors

Our business is subject to a number of risks you should be aware of before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus at page 13 immediately following this prospectus summary, and in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which is incorporated by reference into this prospectus. These risks include the following:

●	Our ability to continue as a going concern in the near term is dependent upon us successfully raising additional equity or debt financing to fund our operations.

●	Our success is primarily dependent on achieving the development, regulatory approval and commercialization of our product candidates, both of which are in the early stages of development.

●	Our approach to the discovery and development of innovative radiation oncology drugs based on our HDAC small molecule delivery platform, which is novel, unproven and may not result in marketable products.

●	We have no product revenue, have incurred significant losses since inception, may never become profitable and may incur substantial and increasing net losses for the foreseeable future as we continue the development of, and seek regulatory approvals for our product candidates.

●	If clinical trials of our product candidates fail to demonstrate safety and efficacy, which are ongoing determinations that are solely within the authority of the FDA, we may be unable to obtain regulatory approvals to commercialize our product candidates.

●	We are subject to regulatory approval processes that are lengthy, time-consuming and unpredictable. We may not obtain approval for any of our product candidates from the FDA or foreign regulatory authorities.

●	Even if we obtain regulatory approval, the market may not be receptive to our product candidates.

●	We may not be able to establish collaborative partnerships with other pharmaceutical companies, through which we expect to complete development of, obtain marketing approval for and, if approved, manufacture and market our product candidates.

●	We may encounter difficulties satisfying the requirements of clinical trial protocols, including patient enrollment.

●	We may face competition from other companies in our field or claims from third parties alleging infringement of their intellectual property.

●	We may be unable to recruit or retain key employees, including our senior management team.

●	Any drugs we develop may become subject to unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives, thereby harming our business.

●	We are a Phase II clinical stage pharmaceutical company with a limited operating history upon which you can evaluate our business and prospects. Specialty pharmaceutical product development is a highly speculative undertaking and involves a substantial degree of risk.

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●	We do not currently have any product candidates in advanced clinical trials or approved for sale, and we continue to incur significant research and development and general and administrative expenses in relation to our operations. In addition, we have not yet demonstrated an ability to successfully overcome many of the risks and uncertainties frequently encountered by companies in new and rapidly evolving fields, particularly in the specialty pharmaceutical industry.

●	We have not submitted an application or received marketing approval for any of our product candidates. Regulatory approval of our product candidates is not guaranteed, and the approval process is expensive and may take several years.

●	It is difficult and costly to protect our intellectual property rights.

●	If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

●	On September 4, 2024, we restated our annual report on Form 10-K for the year ended December 31, 2023, as a result of a re-audit of our 2022 financial statements, and there may be some risk of regulatory, shareholder / investor or other actions or consequences as a result of the restatement.

●	The future issuance of equity or of debt securities that are convertible into common stock will dilute our share capital.
●	If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

Implications of Being an Emerging Growth Company

●	As a smaller reporting company, and as a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure and other requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	not being required to comply with any mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

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We may take advantage of the above provisions for up to five years or until such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenues, have more than $700 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may also choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of some reduced reporting requirements in this prospectus. Accordingly, the information contained in this prospectus or incorporated by reference in this prospectus may be different than the information you receive from other public companies in which you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this extended transition period for adopting new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Corporate Information

The Company was formed as a limited liability company in the state of Maryland in December 2012 and was converted to a C corporation in August 2016. In June 2018, Shuttle completed a share exchange with Shuttle Pharma Acquisition Corp. Inc. (“Acquisition Corp.”), pursuant to which Shuttle Pharmaceuticals, Inc. became a subsidiary of Acquisition Corp. and we subsequently changed the name of Acquisition Corp. to Shuttle Pharmaceuticals Holdings, Inc.

Our executive offices are located at 401 Professional Drive, Suite 260, Gaithersburg, MD 20879 and our telephone number is (240) 430-4212. Our corporate website is www.shuttlepharma.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports, if any, are available to you free of charge through the “Investor Relations” section of our website as soon as reasonably practicable after such materials have been electronically filed with or furnished to the SEC. Information contained on our websites does not form a part of this prospectus.

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THE OFFERING

Common stock we are offering:	Up to 10,000,000 shares of common stock based on an assumed public offering price of $0.60 per share of common stock, which is equal to the last sale price of our common stock as reported by Nasdaq on February 26, 2025.

Pre-Funded Warrants to be offered:

We are also offering up to 10,000,000 Pre-Funded Warrants to purchase up to 10,000,000 shares of common stock in lieu of shares of common stock to each purchaser whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering. The purchase price of each Pre-Funded Warrant will equal the price at which one share of common stock is being sold to the public in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant will be $0.001 per share. The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Warrant we sell, the number of shares of Common Stock we are offering will be decreased on a one-for-one basis.

This prospectus also relates to the offering of our common stock issuable upon exercise of the Pre-Funded Warrants. See “Description of Securities We Are Offering – Pre-Funded Warrants.”

Common stock outstanding before this offering:	4,916,772 shares of common stock(1)

Common stock outstanding immediately after this offering:	14,916,772 shares (assuming we sell only shares of common stock and no Pre-Funded Warrants).

Dividend policy:	We have never paid cash dividends on our common stock and we do not anticipate paying any cash dividends in the foreseeable future. See the section entitled “Dividend Policy.”

Use of proceeds:	We estimate that the net proceeds from this offering will be approximately $5,470,000 million, based on an assumed public offering price of $0.60 per share of common stock, which was the closing price of our common stock on Nasdaq on February 26, 2025, after deducting the cash fees to be paid to the Underwriter and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to fund Phase II clinical trials for our lead product candidate radiation sensitizer Ropidoxuridine, including $2.8 million in payments that will be owed to Theradex Systems, Inc., the CRO supporting our Phase II clinical trials, along with up to $2.0 million for certain anticipated marketing fees. We anticipate that the funds raised from this offering will allow us to make substantial progress with the Phase II clinical trial, but we will likely require additional funds. See “Use of Proceeds” beginning on page 18 below.

Nasdaq trading symbol:	Our common stock is listed on Nasdaq under the symbol “SHPH.” There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Risk Factors:	See “Risk Factors” beginning on page 13 of this prospectus and other information included in this prospectus for a discussion of the risk factors you should consider carefully when making an investment decision.

(1)

The number of shares of our common stock outstanding before this offering is based on 4,916,772 shares of our common stock outstanding as of February 28, 2025, and, unless otherwise indicated, excludes, as of that date: (i) 3,464,281 warrants to purchase common stock, exercisable at an average exercise price of $1.89 per share; (ii) 1,826,000 pre-funded warrants issued in our October 2024 offering; and (iii) 732,134 shares issuable under the convertible bridge notes issued in the October 2024 Convertible Note Offering.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described below and the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or this prospectus or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you might lose all or part of your investment.

Risks Related to this Offering

Sales of substantial amounts of our securities in the public market could depress the market price of our common stock.

Our common stock is listed for trading on the Nasdaq Capital Market. If our stockholders sell substantial amounts of our common stock in the public market, or the market perceives that such sales may occur, the market price of our securities could fall and we may be unable to sell our securities in the future.

Our securities may experience extreme price and volume fluctuations, which could lead to costly litigation for us and make an investment in us less appealing.

The market price of our common stock may fluctuate substantially due to a variety of factors, including:

●	the status and results of our clinical trials for our product candidate;

●	our ability to fund and complete our study and, if such study provides data supporting an FDA submission, our ability to apply for and obtain clearance from the FDA;

●	our ability to remain a going concern;

●	our ability to maintain our Nasdaq listing;

●	our business strategy and plans;

●	the potential market for our product candidate, if approved for sale in the U.S.;

●	new regulatory pronouncements and changes in regulatory guidelines and timing of regulatory approvals;

●	general and industry-specific economic conditions;

●	variations in our quarterly financial and operating results, including the rate at which we incur negative cash flow in future periods;

●	additions to or departures of our key personnel;

●	changes in market valuations of other companies that operate in our business segments or in our industry;

●	lack of trading liquidity;

●	if our product is approved and becomes available for us to sell in the U.S., whether we ultimately achieve profitability or not;

●	changes in accounting principles; and

●	general market conditions, economic and other external factors.

The market prices of the securities of early-stage companies, particularly companies like ours that are seeking to obtain regulatory approval of their product candidate and do not yet generate operating revenue, have been highly volatile and are likely to remain highly volatile in the future. This volatility has often been unrelated to the operating performance of particular companies. In the past, companies that experience volatility in the market price of their securities have often faced securities class action litigation. Whether or not meritorious, litigation brought against us could result in substantial costs, divert our management’s attention and resources and harm our financial condition and results of operations.

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Although we have no preferred stock outstanding as of the date hereof and we have currently no intention to issue any preferred stock, our common stockholders could be adversely affected by the issuance by us of preferred stock in the future, if any.

Our certificate of incorporation does not restrict our ability to offer one or more series of preferred stock, any or all of which could rank equally with or have preferences over our common stock as to dividend payments, voting rights, rights upon liquidation or other types of rights. Our board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences and the number of shares constituting any series or the designation of such series. In the case our board of directors decides to issue any preferred stock, we would have no obligation to consider the specific interests of the holders of common stock in creating any such series of preferred stock or engaging in any such offering or transaction. Our creation of any series of preferred stock or our engaging in any such offering or transaction could have a material adverse effect on holders of our common stock.

We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of the offering. We currently intend to use the net proceeds from the offering to fund IND-enabling and Phase I and II clinical trials of product candidates, including radiation sensitizer Ropidoxuridine, IPdR/TPI and the HDAC inhibitor small molecule technology platform, potential acquisition or in-licensing activities and working capital and general corporate purposes. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock.

If we fail to comply with the continued listing requirements of Nasdaq, our common stock could be delisted, which could adversely affect the market price and liquidity of our securities and could have other adverse effects.

On September 10, 2024, we received a letter (the “Notification”) from Nasdaq notifying the Company that it is no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2.5 million (the “Minimum Stockolders’ Equity”). In the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2024, the Company reported stockholders’ equity of $801,434, which is below the minimum stockholders’ equity required for continued listing pursuant to Nasdaq Listing Rule 5550(b)(1). Our stockholders’ equity in our Annual Report on Form 10-K for the year ended December 31, 2024 of $709,152 is still not above the Minimum Stockholders’ Equity requirement, and Nasdaq requires that we are able to achieve and show we can maintain compliance through June 30, 2025. In addition, presently, the Company does not meet the alternatives of market value of listed securities or net income from continuing operations.

The Company submitted a plan to regain and maintain compliance with the Minimum Stockholders’ Equity requirement to Nasdaq and Nasdaq granted us until March 10, 2025 to raise additional capital to bring us back into compliance. As a result, we will be required to submit certain pro forma balance sheet information to Nasdaq on or prior to March 10, 2025 to show that our capital raise efforts have brought us back into compliance and/or will also be required to show compliance upon the filing of our Quarterly Report on Form 10-Q for the period ending March 31, 2025.

While we aim to regain compliance with Nasdaq’s stockholders equity requirement, we nonetheless run the risk that our stock may be delisted if we fail to comply with Nasdaq listing requirements. In the event our common stock is delisted, we may seek to have our common stock quoted on an over-the-counter marketplace, such as on the OTCQX. The OTCQX is not a stock exchange, and if our common stock trades on the OTCQX rather than a securities exchange, there may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our common stock, which may lead to lower trading prices for our common stock.

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Any potential delisting of our common stock from the Nasdaq may have materially adverse consequences to our stockholders, including:

●	a reduced market price and liquidity with respect to our shares of common stock, which could make our ability to raise new investment capital more difficult;
●	limited dissemination of market price of our common stock;
●	limited news coverage;
●	limited interest by investors in our common stock;
●	volatility of the prices of our common stock, due to low trading volume;
●	our common stock being considered a “penny stock,” which would result in broker-dealers participating in sales of our common stock being subject to the regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act
●	increased difficulty in selling our common stock in certain states due to “blue sky” restrictions; and
●	limited ability to issue additional securities or to secure additional financing.

If you purchase our securities in this offering, you may experience future dilution as a result of future equity offerings or other equity issuances.

We may offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock in the future. We are generally not restricted from issuing additional securities, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of securities in future offerings may cause dilution to our stockholders, including investors in this offering. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Trading of our common stock may be limited, making it difficult for our stockholders to sell their shares, and future sales of common stock could reduce our stock price.

Our common stock currently trades on Nasdaq under the ticker “SHPH.” The liquidity of our common stock may be limited, including in terms of the number of shares that can be bought and sold at a given price and reduction in security analysts’ and the media’s coverage of us, if any. These factors may result in different prices for our common stock than might otherwise be obtained in a more liquid market and could also result in a larger spread between the bid and asked prices for our common stock. In addition, in the absence of a large market capitalization, our common stock is less liquid than the stock of companies with broader public ownership, and, as a result, the trading prices of our common stock may be more volatile. In the absence of an active public trading market, an investor may be unable to liquidate his/her investment in our common stock. Trading of a relatively small volume of our common stock may have a greater impact on the trading price of our stock. We cannot predict the prices at which our common stock will trade in the future, if at all.

We do not currently intend to pay dividends on our common stock in the foreseeable future and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We do not anticipate paying any cash dividends to holders of our common stock for the foreseeable future. Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

The offering price of the common stock or Pre-Funded Warrants may not be indicative of the value of our assets or the price at which securities can be resold. The offering price of the common stock or Pre-Funded Warrants may not be an indication of our actual value.

The public offering price per common stock or Pre-Funded Warrant is being determined based upon negotiations between the Company and the Underwriter. Factors taken into consideration include the trading volume of our common stock prior to this offering, the historical prices at which our shares of common stock have recently traded, the history and prospects of our business, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering, and such other factors as we and the Underwriter deems relevant. No assurance can be given that our common stock can be resold at the public offering price for the shares. You may not receive a positive return on your investment when you sell your shares of common stock and you may lose the entire amount of your investment in the common stock and Pre-Funded Warrants.

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The Pre-Funded Warrants are speculative in nature.

The Pre-Funded Warrants offered hereby do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Pre-Funded Warrants may acquire the common stock issuable upon exercise of such warrants at an exercise price of $0.001 per share. Moreover, following this offering, the market value of the Pre-Funded Warrants will be uncertain and there can be no assurance that the market value of such Pre-Funded Warrants will equal or exceed their public offering price.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock may depend in part on research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on us. If securities or industry analysts do not cover us or commence coverage of us, the trading price for our stock would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our securities.

Effective June 30, 2020, the SEC implemented Regulation Best Interest requiring that “A broker, dealer, or a natural person who is an associated person of a broker or dealer, when making a recommendation of any securities transaction or investment strategy involving securities (including account recommendations) to a retail customer, shall act in the best interest of the retail customer at the time the recommendation is made, without placing the financial or other interest of the broker, dealer, or natural person who is an associated person of a broker or dealer making the recommendation ahead of the interest of the retail customer.” This is a significantly higher standard for broker-dealers to recommend securities to retail customers than before under FINRA “suitability rules.” FINRA suitability rules do still apply to institutional investors and require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending securities to their customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information, and for retail customers determine the investment is in the customer’s “best interest” and meet other SEC requirements. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

This offering may cause the trading price of our shares of common stock to decrease.

The price per common stock or Pre-Funded Warrant, may result in an immediate decrease in the market price of our shares. This decrease may continue after the completion of this offering.

Resales of our shares of common stock in the public market by the stockholders as a result of this offering may cause the market price of our shares of common stock to decline.

Sales of substantial amounts of our shares of common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our shares of common stock. The issuance of new shares of common stock could result in resales of our shares of common stock by our current shareholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of common stock or other equity or debt securities exercisable or convertible into shares of common stock. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents included herein contain forward-looking statements that involve risks and uncertainties. All statements other than statements of historical facts contained in this prospectus or incorporated by reference in this prospectus and the documents included herein are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “project,” “continue,” “potential,” “ongoing” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

●	the initiation, timing, progress and results of our research and development programs, preclinical studies, any clinical trials and INDs, NDAs other regulatory submissions;

●	our expected dependence on third party collaborators for developing, obtaining regulatory approval for and commercializing product candidates;

●	our receipt and timing of any milestone payments or royalties under any research collaboration and license agreement we enter into;

●	our ability to identify and develop product candidates;

●	our or a collaborator’s ability to obtain and maintain regulatory approval of any of our product candidates;

●	the rate and degree of market acceptance of any approved products candidates;

●	the commercialization of any approved product candidates;

●	our ability to establish and maintain additional collaborations and retain commercial rights for our product candidates subject to collaborations;

●	the implementation of our business model and strategic plans for our business, technologies and product candidates;

●	our estimates of our expenses, ongoing losses, future revenue and capital requirements;

●	our ability to obtain additional funds for our operations;

●	our ability to obtain and maintain intellectual property protection for our technologies and product candidates and our ability to operate our business without infringing the intellectual property rights of others;

●	our reliance on third parties to conduct our preclinical studies or any future clinical trials;

●	our reliance on third party supply and manufacturing partners to supply the materials and components for, and manufacture, our research and development, preclinical and clinical trial drug supplies;

●	our ability to attract and retain qualified key management and technical personnel;

●	our use of net proceeds to us from this offering;

●	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

●	our financial performance;

●	global political and geopolitical changes, particularly the transition in the U.S. presidential administration, and their impact on the pharmaceutical industry; and

●	developments relating to our competitors or our industry.

These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those described in the section entitled “Risk Factors” in this prospectus and contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which are included in this prospectus, together with the information included in this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering.

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Any forward-looking statement in this prospectus, incorporated by reference into this prospectus, and the documents included herein reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry, and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by U.S. federal securities law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

MARKET AND INDUSTRY DATA AND FORECASTS

We obtained the industry and market data used throughout this prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information and research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third- party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reliable and reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this prospectus or incorporated by reference in this prospectus is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and are subject to change based on various factors, including those discussed in the section entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting underwriting fees and estimated offering expenses payable by us, will be approximately $5,470,000 million (based on an assumed public offering price of $0.60 per share of common stock, which was the last reported sales price of our common stock on Nasdaq on February 26, 2025, and assuming that all shares of common stock are sold). We intend to use the net proceeds from this offering to fund our Phase II clinical trial for our lead product candidate, including a revised work order for $2.8 million in payments to Theradex Systems, Inc., the CROs supporting our Phase II clinical trials for our radiation sensitizer Ropidoxuridine, and for working capital and general corporate purposes. In addition, we may use up to $2.0 million for marketing and advertising services to communicate information about the Company to the financial community. We presently work with two IR/PR firms and are planning to engage an additional firm to bolster the Company’s marketing and advertising outreach.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. While we anticipate that the majority of the net proceeds will be used to support our Phase II clinical trial for Ropidoxuridine, and the general corporate efforts required to support them, we cannot currently allocate specific percentages of the net proceeds to us from this offering that we may use for the purposes specified above. Our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not result in our being profitable or that increases our market value.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

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MANAGEMENT

Our directors and executive officers and their respective ages and titles are as follows:

Name	Age	Position(s) and Office(s) Held

Anatoly Dritschilo, M.D.	80	Chairman of the board of directors and Chief Executive Officer
Timothy J. Lorber	66	Chief Financial Officer*
Michael Vander Hoek	65	VP for Operations and Regulatory, former Chief Financial Officer*
Peter Dritschilo	55	President and Chief Operating Officer
Mira Jung, Ph.D.	74	Chief Scientific Officer
Tyvin Rich, M.D.	76	Chief Clinical Officer
Steven Richards	55	Independent Director (1)(2)
George Scorsis	48	Independent Director (1)(2)(3)
Oleh Nabyt	31	Independent Director (1)(2)(3)
Joseph Tung	41	Independent Director (3)

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee

*Timothy Lorber became our Chief Financial Officer on June 13, 2024. Prior to that time, Michael Vander Hoek served as our Chief Financial Officer.

Set forth below is a description of the background and business experience of our directors and executive officers.

Anatoly Dritschilo, M.D. Dr. Dritschilo is a co-founder of the Company and has served as Chief Executive Officer and Chairman of the Board of Directors since the Company’s formation in December 2012. Dr. Dritschilo is a radiation oncologist by training and has held multiple leadership positions in health care. At Georgetown University Medical School in Washington, D.C., he served principally as Department Chair from 1980 to 2022; Chief of Radiation Oncology at MedStar-Georgetown University Hospital from 2005 to 2022; Medical Director of Georgetown University Hospital from 1994 to 1997; and Interim Director of the NCI-funded Lombardi Comprehensive Cancer Center from 2005 to 2007. He has also served on the boards of directors of MedStar-Georgetown University Hospital, the National Capital Rehabilitation Hospital, and the MedStar Health Research Institute. Previously, he was a founding director of Oncomed, Inc. and a member of the board of directors of Neopharm, Inc. His 250+ scientific publications and 12 issued patents have earned him election as a Fellow of the National Academy of Inventors. Dr. Dritschilo holds a Bachelor of Science degree in Chemical Engineering from the University of Pennsylvania, a medical degree from the College of Medicine of New Jersey and residency training from the Harvard Joint Center for Radiation Therapy. His qualifications support his service as our Chief Executive Officer and Chairman of the Board of Directors.

Timothy J. Lorber, CPA serves as the Company’s Chief Financial Officer, a position he assumed on a part-time basis on June 13, 2024 and on full-time basis on September 9, 2024. Mr. Lorber has more than 40 years of professional finance experience, including Legg Mason, Inc. (“Legg Mason”), one of the world’s larger public global asset management firms, where he worked from March 2006 to July 2020 serving in various finance leadership roles, including Managing Director and Chief Accounting Officer until its sale in 2020. From August 2021 until June 2024, Mr. Lorber has served in leadership roles with several privately held businesses, overseeing finance, technology and human resources functions. Prior to Legg Mason, Mr. Lorber served as Internal Audit Director of Freddie Mac from August 2003 to March 2006 and has also worked for several international public accounting firms. Mr. Lorber has extensive experience with mergers and acquisitions, valuations and complex accounting and financial reporting matters and holds a Bachelor of Arts in Accounting from Loyola University, Maryland, and is a licensed CPA.

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Michael P. Vander Hoek serves as the Company’s Vice President, Operations and Regulatory, a position he has held since 2019, and served as the Company’s Chief Financial Officer from 2019 until June 13, 2024. From November 2019 until April 2021, Mr. Vander Hoek served as Director, Finance and Business Development at Georgetown Lombardi Comprehensive Cancer Center (“LCCC”), where he directed a new five-year $221.9 million institutional commitment for cancer center research under a new NCI-approved cancer consortium arrangement and recruited scientists to fulfill strategic objectives with senior leaders to improve cancer research and treatment. From 2007 until November 2019, Mr. Vander Hoek served as Associate Director, Administration, at Georgetown’s LCCC, where he was responsible for direct administrative operations for more than 400 faculty and staff in the department of oncology, radiation medicine, pathology and biostatistics, bioinformatics and biomathematics, including managing $216.9 million in institutional commitments to LCCC from Medstar Health, John Theurer Cancer Center (“JTCC”), and Georgetown University. and implementing an enterprise-wide clinical trial management system for Georgetown University and Medstar Health. From 2004 until 2007, Mr. Vander Hoek served as Chief Financial Officer at Georgetown’s LCCC. During his time at Georgetown, Mr. Vander Hoek negotiated a series of 12 research integration agreements between LCCC and the JTCC that resulted in the approval of an NCI recognized Consortium in 2019. From 2001 until 2004, Mr. Vander Hoek served as Vice-Chair, Planning and Administration, at MedStar Georgetown University Hospital, where he was responsible for managing administrative and financial operations for some 440 staff, physicians, residents and fellows in the departments of Medicine and Neurology. From 1996 until 2001, Mr. Vander Hoek served as Senior Associate Administrator, Finance and Information Systems, for the Department of Medicine, Georgetown University Medical Center, where he designed and managed the faculty compensation system, while managing the finances and information systems for the department. His financial management experience in publicly held companies includes Director of Managed Care Reimbursement for Critical Care America from 1990 to 1993 and Regional Controller for Laboratory Corporation of America (LabCorp) from 1993 to 1996. His responsibilities at both companies included extensive financial management related to mergers, acquisitions, and start-up operations. Mr. Vander Hoek holds a Master’s in Health Services Administration from The George Washington University and a Bachelor of Arts in Biology and Psychology from Hope College.

Peter Dritschilo has served as our President and Chief Operating Officer since Shuttle was formed in December 2012. He also served as our Chief Financial Officer until 2019. Mr. Dritschilo has more than 25 years of business management experience in medical services and cancer treatment. He has held administrative positions with Medstar-Rad America from 2001 to 2005, Georgetown University 2005 to 2006, Prince William Hospital and the Fauquier Hospital Cancer Center 2006 to 2011 and Inova Health System’s Schar Cancer Institute from 2011 to 2018. In 2014, Mr. Dritschilo filed for Chapter 7 bankruptcy protection due to the failure of a personal business venture. Mr. Dritschilo graduated from Georgetown University and received his MBA from the George Washington University.

Mira Jung, Ph.D., a co-founder of our company, has served as our Chief Scientific Officer for Biology since December 2012, and was a member of our board of directors from our formation in December 2012 until 2019. Since 2004, Dr. Jung has served as Professor of Radiation Medicine and Microbiology at Georgetown University Medical School. With over 30 years of experience in molecular radiation biology research, she is an expert in mechanisms of radiation resistance and on the roles of HDAC inhibitors in modifying the radiation response. Dr. Jung’s research has been funded by NIH and the DOD leading to 100+ publications and nine patents granted by the USPTO, including the first reports of HDAC inhibitor drug classes modifying cancer cell radiation resistance and protecting normal tissues from radiation damage. Dr. Jung holds an MA degree and a PhD in Microbiology and Molecular Virology from the University of Kansas, Lawrence.

Tyvin A. Rich, M.D. serves as our company’s Chief Medical Officer and is responsible for the clinical development of novel radiation sensitizers. Since 2010, Dr. Rich has served as a Staff Radiation Oncologist at the Hampton University Proton Therapy Institute in Hampton Virginia and Professor Emeritus at University of Virginia Health Sciences Center, Department of Radiation Oncology. From 1995 until 2010, Dr. Rich was a Professor and Chairman of the Department of Therapeutic Radiology and Oncology at the University of Virginia Health Sciences Center. Prior to that, from 1984 through 1995, Dr. Rich was a Professor of Radiotherapy and Director of Clinics in the Department of Radiotherapy of the University of Texas M. D. Anderson Cancer Center. He has served as the protocol chair for RTOG clinical trials that advanced the use of chemoradiation for the treatment of rectal and pancreatic cancers. He is an expert in the applications of infusional 5-Fluorouracil for chemoradiation therapy of gastro-intestinal cancers and has authored more than 200 scientific articles, reviews and book chapters. Dr. Rich received his undergraduate degree at Rutgers University, his medical degree at the University of Virginia, and completed residencies in internal medicine at Georgetown University Medical Center and radiation therapy at Massachusetts General Hospital, Harvard Medical School.

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Steven Richards. Mr. Richards was appointed to be a member of our Board of Directors in 2019. He is CEO and Founder of Endurance Media, a media finance company based in Santa Monica, California, that launched in 2014 with a strategic alliance with eOne Entertainment and a mandate to produce and finance commercially driven feature films. From 2006 to 2014, Mr. Richards served as Co-President and Chief Operating Officer of Silver Pictures where he oversaw all business activities and managed a team of more than 20 people responsible for film development, production, and financial information. From 2000 to 2006, he served as Chief Financial Officer at Silver Pictures and from 1995 to 2000 as Vice President, Finance, at Silver Pictures. Mr. Richards holds an MBA in Finance from UCLA, a BBA in accounting from Temple University, and holds his CPA license. We believe his experience as a chief financial officer and his knowledge of accounting will assist in providing guidance and oversight to our Board of Directors as we grow our Company.

George Scorsis. Mr. Scorsis has served as director of the Company since February 2025. Mr. Scorsis has over 25 years of experience leading companies in highly regulated industries to rapid growth, including alcohol, energy drinks, medical cannabis, psychedelics and cell based foods. Mr. Scorsis started his career in alcoholic beverage while attending York University in 2000, completing his Bachelor in Administrative Studies. From July 2011 to October 2015, Mr. Scorsis served as the President of Red Bull Canada. During this position, Mr. Scorsis was instrumental in restructuring the organization from a geographical and operational perspective, growing the business to $150 million in revenue. From October 2015 to July 2017, Mr. Scorsis worked as President at Mettrum Health Corp., a leading Canadian cannabis distributor. From July 2017 to February 2019, Mr. Scorsis served as the Chief Executive Officer and Director of Liberty Health Sciences, which was one of the first Canadian companies to expand into the U.S. and was fundamental in developing the platform which was most recently acquired for $372 million. From January 2015 to April 2018, Mr. Scorsis has served as Chairman of the Board of Directors of SOL Global Investments Corp. (formerly known as Scythian Biosciences Corp.) Mr. Scorsis also currently serves as the Chairman of Entourage Health Corp. (since February 2019) and Chairman of AWAKN Life Sciences (since January 2017) -Position at, both of which are publicly traded on the TSX Venture Exchange and NEO Exchange. We believe his strong entrepreneurial background, as well as his detailed knowledge and experience working with biotech and pharmaceutical companies, position him well to serve as an effective member of our board of directors.

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Oleh Nabyt. Mr. Nabyt has served as director of the Company since February 2025. Mr. Nabyt comes with a strong track record of financial analysis and process improvement across multiple industries, with significant progression in roles and responsibilities. From June 2017 to September 2018, Mr. Nabyt served as Financial Analyst at Zoetis. At Zoetis, he led data governance, developed KPI dashboards, enhanced operational visibility, and played a key role in streamlining financial processes during a critical growth phase. From September 2018 to April 2020, Mr. Nabyt served as a lead Financial Associate on the FP&A team at Hudson Group, a newly public company. At Hudson Group, he worked directly under the Chief Financial Officer and closely with Investor Relations. From May 2021 to present, Mr. Nabyt has served as Finance Manager at NCLH, where he oversees a $500M budget, continuing to take on increasingly complex financial management and leadership responsibilities. Mr. Nabyt received his bachelor’s degree from Rutgers University in 2016. His diverse experience positions him as a strategic finance professional, adept at driving both operational excellence and financial efficiency. We believe his detailed knowledge of financial industries and public companies position him well to serve as an effective member of our board of directors.

Mr. Joseph Tung, age 41, has served as director of the Company since February 2025. Mr. Tung is a securities and corporate lawyer with over a decade of experience advising clients across industries such as mining, technology, cryptocurrency, cannabis, and pharmaceuticals. Mr. Tung became a Partner of Oakridge Law LLP in January 2025. Prior to this, from November 2021 to October 2024, he practiced securities and corporate law at Garfinkle Biderman LLP, where he advised on stock exchange listings, securities offerings, corporate governance, and business transactions including reverse takeovers and qualifying transactions. Previously, he worked at CC Corporate Counsel PC from September 2020 to October 2021, where he handled continuous disclosure documents and stock exchange compliance, and from October 2019 to April 2020, he worked at Beber PC where he focused on secured lending and commercial real estate transactions. Mr. Tung holds dual Canadian and American Juris Doctor degrees from the University of Windsor and University of Detroit Mercy, which he obtained in 2017, a Bachelor of Mathematics from the University of Waterloo, which he obtained in 2006, and has completed two levels of the CFA (Chartered Financial Analyst) exam. We believe his detailed knowledge of corporate and securities law, as well as his CFA and financial knowledge and experience, position him to serve as an effective member of our board of directors.

Scientific Advisory Committee

Ralph R. Weichselbaum, M.D. has served as Scientific Advisor to Shuttle Pharmaceuticals for translational research for the discovery and development of radiation response modifiers since 2013. Dr. Weichselbaum is the Daniel K. Ludwig Professor and Chairman of the Department of Radiation and Cellular Oncology, the University of Chicago, a position he has held since 1985. He is also an elected member of the Institute of Medicine, National Academy of Sciences. He has devoted his career to translational research in cancer with combined radiotherapy and chemotherapy. Dr. Weichselbaum and his colleagues conceived “genetic radiotherapy” and developed viral constructs for use in clinical tumor radiation sensitization. These were commercialized as TNFerade (GenVec, Inc.) and tested in a Phase I clinical trial in prostate cancer and a Phase III clinical trial for pancreatic cancer.

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Alejandro Villagra, Ph.D. has served as a Scientific Advisor to Shuttle Pharmaceuticals with expertise in cellular signaling pathways, epigenetics and immunology since 2017. Dr. Villagra received his Ph.D. in Molecular Biology from the University of Concepcion, in Chile in 2004 and completed post-graduate training at the H. Lee Moffitt Cancer Center and Research Institute in Tampa, Florida in Molecular Immunology in 2009, in the Laboratory of Eduardo Sotomayor, MD. He joined the faculty of the Moffitt Cancer Center and Research Institute, as a research scientist from 2009 through 2015 and advanced to Assistant Professor of Oncologic Sciences. He became an Assistant Professor in the Department of Biochemistry and Molecular Medicine at the George Washington University (GWU) School of Medicine and Health Sciences in 2015, as a member of the GWU Cancer Center. His research is focused on molecular and cellular roles of histone deacetylases (HDACs) in tumor immunology and as adjuvants for immunotherapy of cancers.

Joseph Armstrong, III, Ph.D. joined as a Scientific Advisor to Shuttle Pharmaceuticals in 2021, He received his Ph.D. from the University of Colorado in 1988, completed his post-doctoral work at the University of Virginia at Charlottesville and holds the position of Chief Operating Officer at and Global Head of Business Development TCG GreenChem. He provides industry experience in chemistry, drug development and process research, having previously held positions at Merck & Co. Inc. in Rahway, N.J and in the U.K. for two pharmaceutical companies in the areas of Pharmaceutical Research and Development. His primary areas of focus have been in the design and implementation of efficient synthesis of drug candidates amenable to large scale production. Dr. Armstrong led the development team that designed, developed and implemented the manufacturing process for the new treatment for Type II diabetes, Januvia TM. His team was awarded the Solvias Prize in 2004 (Basel, Switzerland), the IChemE Aztra-Zeneca Award for Green Chemistry and Engineering in 2005 (London, England), Dr. Armstrong has more than 40 publications and holds 10 patents.

Family Relationships

Dr. Anatoly Dritschilo and Peter Dritschilo are father and son. There are no other family relationships among our directors and executive officers.

Involvement in Certain Legal Proceedings

During the past ten years, no director, executive officer, promoter, or control person of the Company has been involved in the following:

(1)	A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

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ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) below, or to be associated with persons engaged in any such activity;

(5)	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated;

(7)	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended, or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board of Directors

Our board of directors is responsible for overseeing the Company’s business consistent with its fiduciary duty to the stockholders. This significant responsibility requires highly skilled individuals with various qualities, attributes and professional experience. There are general requirements for service on the board of directors that are applicable to directors and there are other skills and experience that should be represented on the board of directors as a whole but not necessarily by each director. Our Corporate Governance and Nominating Committee, detailed below, considers the qualifications of director candidates individually and in the broader context of the board of directors’ overall composition and the Company’s current and future needs.

Terms of Office

All of our directors are elected to one-year terms to hold office until the next annual meeting of our stockholders and until a successor is appointed and qualified, or until their removal, resignation, or death. Executive officers serve at the pleasure of the board of directors.

Director Independence

In order to qualify for continued listing on Nasdaq, our board of directors must consist of a majority of “independent” directors, as defined under Nasdaq listing standards and Rule 10A-3(b)(1) under the Exchange Act. At present, four of the five directors serving on our board of directors qualify as “independent.” Our independent directors consist of Messrs. Richards, Scorsis, Tung and Nabyt.

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Board Committees

General

Our board of directors has established three committees consisting of an audit committee, a compensation committee, and a nominating and corporate governance committee. The members of each committee qualify as “independent” as defined under Nasdaq listing standards and Rule 10A-3(b)(1). Moreover, at least one member of the audit committee qualifies as an “audit committee financial expert” as the term is defined under Nasdaq listing standards and applicable rules and regulations of the SEC, based on their respective business professional experience in the financial and accounting fields.

Audit Committee

The audit committee, which consists of Steven Richards, MBA, CPA (Chair), Oleh Nabyt and George Scorsis, assists our board of directors in its oversight of the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, including (a) the quality and integrity of the Company’s financial statements (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditors’ qualifications and independence and (d) the performance of the Company’s internal audit functions and independent auditors, as well as other matters which may come before it as directed by the board of directors. Further, the audit committee, to the extent it deems necessary or appropriate, among its several other responsibilities, will:

●	be responsible for the appointment, compensation, retention, termination and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

●	discuss the annual audited financial statements and the quarterly unaudited financial statements with management and the independent auditor prior to their filing with the SEC in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;

●	review with the Company’s management on a periodic basis (i) issues regarding accounting principles and financial statement presentations, including any significant changes in our company’s selection or application of accounting principles; and (ii) the effect of any regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the company;

●	monitor the Company’s policies for compliance with federal, state, local and foreign laws and regulations and the Company’s policies on corporate conduct;

●	maintain open, continuing and direct communication between the board of directors, the audit committee and our independent auditors; and

●	monitor our compliance with legal and regulatory requirements and will have the authority to initiate any special investigations of conflicts of interest, and compliance with federal, state and local laws and regulations, including the Foreign Corrupt Practices Act, as may be warranted.

Compensation Committee

The compensation committee, which consists of George Scorsis (Chair), Steven Richards and Oleh Nabyt, aids our board of directors in meeting its responsibilities relating to the compensation of the Company’s executive officers and to administer all incentive compensation plans and equity-based plans of the Company, including the plans under which Company securities may be acquired by directors, executive officers, employees and consultants. Further, the compensation committee, to the extent it deems necessary or appropriate, among its several other responsibilities, will:

●	review periodically our Company’s philosophy regarding executive compensation to (i) ensure the attraction and retention of corporate officers; (ii) ensure the motivation of corporate officers to achieve the Company’s business objectives; and (iii) align the interests of key management with the long-term interests of the Company’s stockholders;

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●	review and approve corporate goals and objectives relating to chief executive officer compensation and other executive officers of Shuttle;

●	make recommendations to the board of directors regarding compensation for non-employee directors, and review periodically non- employee director compensation in relation to other comparable companies and in light of such factors as the compensation committee may deem appropriate; and

●	review periodically reports from management regarding funding the Company’s pension, retirement, long-term disability and other management welfare and benefit plans.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee, which consists of Joseph Tung (Chair), George Scorsis and Oleh Nabyt, recommends to the board of directors individuals qualified to serve as directors and on committees of the board of directors to advise the board of directors with respect to the board of directors composition, procedures and committees to develop and recommend to the board of directors a set of corporate governance principles applicable to the Company, and to oversee the evaluation of the board of directors and Shuttle’s management. In addition, the nominating and corporate governance committee will consider diversity of background including diversity of race, ethnicity, international background, gender and age when evaluating candidates for board of directors membership.

Further, the nominating and corporate governance committee, to the extent it deems necessary or appropriate, among its several other responsibilities will:

●	recommend to the board of directors and for approval by a majority of independent directors for election by stockholders or appointment by the board of directors as the case may be, pursuant to our by-laws and consistent with the board of director’s evidence for selecting new directors;

●	review the suitability for continued service as a director of each member of the board of directors when his or her term expires or when he or she has a significant change in status;

●	review annually the composition of the board of directors and to review periodically the size of the board of directors;

●	make recommendations on the frequency and structure of board of directors meetings or any other aspect of procedures of the board of directors;

●	make recommendations regarding the chairmanship and composition of standing committees and monitor their functions;

●	review annually committee assignments and chairmanships;

●	recommend the establishment of special committees as may be necessary or desirable from time to time; and

●	develop and periodically review corporate governance procedures and consider any other corporate governance issue.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business. This document will be made available in print, free of charge, to any stockholder requesting a copy in writing from our secretary at our executive offices in Gaithersburg, Maryland. A copy of our code of ethics is available on our website at www.shuttlepharma.com.

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Insider Trading Policies and Procedures

The Company has adopted an insider trading policy, as amended and restated on March 10, 2023 (the “Insider Trading Policy”), overseen by the Company’s corporate secretary, that applies to all (i) directors, (ii) executive officers and (iii) employees who are exposed to insider information (together, the “Covered Persons”). The Insider Trading Policy prohibits the use of material non-public information obtained by Covered Persons through their involvement with the Company when making decisions to purchase, sell, give away or otherwise trade in the Company’s securities or to provide such information to others outside the organization. Under the Insider Trading Policy, material non-public information includes, among other things, significant changes in the Company’s prospects, significant write-downs, liquidity problems, changes in management, extraordinary borrowings, changes in debt, planned public offerings or any other information that may be deemed material to the Company or the Company’s prospects. Further, we have established black-out periods to which all Covered Persons are subject, including quarterly black-out periods, which commence three weeks before the end of each quarter and continue until the quarterly results are disclosed by filing the Company’s Quarterly Report on Form 10-Q or Annual Report on Form 10-K. The Company may impose black-out periods from time to time as other types of material non-public information occur when material non-public events or disclosures are pending. If the Company imposes a special black-out period, the Company will notify Covered Persons accordingly. Covered Persons are permitted to trade in the Company’s securities only when there is no black-out period in effect and such trade has been pre-cleared by the Company’s corporate secretary, or when a qualified 10b5-1 plan has been established in accordance with federal securities laws.

Clawback Policy

While the Company does not presently have in place any significant incentive compensation agreements or awards related to the Company’s overall financial performance, the Company’s board of directors has adopted a clawback policy in order to comply with federal securities laws. As such, we have adopted a clawback policy in which we may seek the recovery or forfeiture of incentive compensation paid by us, including cash, equity or equity-based compensation, in the event we restate our financial statements under certain circumstances. The clawback policy applies to our Section 16 officers, any employee who was eligible to receive incentive compensation and whose conduct contributed to the need for a restatement, and any other former Section 16 officer or other employee who contributed to the need for such restatement.

Board of Directors Role in Risk Oversight

Members of the board of directors have periodic meetings with management and the Company’s independent auditors to perform risk oversight with respect to the Company’s internal control processes. The Company believes that the board of directors’ role in risk oversight does not materially affect the leadership structure of the Company. The Company believes that its founders, leadership team and members of the board of directors exemplify diversity and inclusivity with respect to race, sex and ethnic origin. The board of directors presently has two diverse directors and is in the process of reviewing and vetting a female candidate to serve as a director. As such, the Company anticipates being in full compliance with Nasdaq’s newly adopted diversity requirements by the end of its first year of listing.

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our Chief Executive Officer and Chief Financial Officer and certain of our other executive officers for the fiscal years ended December 31, 2024 and 2023.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Anatoly Dritschilo M.D., CEO	2024	274,000	0	-	-	-	-	-	274,000
	2023	287,175	112,000	-	-	-	-	-	399,175

Timothy J. Lorber CFO*	2024	97,641	-	100,000	-	-	-	-	197,641
	2023	-	-	-	-	-	-	-

Michael Vander Hoek, VP, CFO*	2024	228,008	-	41,840	-	-	-	-	269,848
	2023	230,530	72,000	-	-	-	-	-	302,530

Peter Dritschilo, President and COO	2024	236,000	-	-	-	-	-	-	236,000
	2023	242,012	72,000	-	-	-	-	-	314,012

Tyvin Rich, Chief Medical Officer	2024	218,000	-	-	-	-	-	-	218,000
	2023	220,226	43,000	-	-	-	-	-	263,226

* Michael Vander Hoek served as CFO through June 12, 2024, at which time Timothy Lorber assumed the position of CFO on a part-time basis commencing June 13, 2024 and became full-time CFO on September 9, 2024.

Employment Agreements

Each of our executive officers has entered into an employment agreement with us. The employees each will receive compensation on an annual basis in cash, payable in monthly installments commencing at the completion of our IPO, as well as restricted stock units (“RSUs”) subject to achieving certain key performance indicators. Certain of our executive officers are entitled to various target bonuses, upon achievement of certain milestones. The terms of the employment agreements are as follows:

Employment Agreement with Anatoly Dritschilo, MD

On June 28, 2019, we entered into an employment agreement with our Chief Executive Officer and Chairman of the board of directors, Anatoly Dritschilo, M.D. Under Dr. Dritschilo’s employment agreement, Dr. Dritschilo will receive base compensation of $274,000 per year. Dr. Dritschilo also received an initial RSU grant of 22,748 RSUs (2,844 on a post-reverse split basis) issuable under the Company’s 2018 Equity Incentive Plan (the “Plan”), which RSUs vested over three years in substantially equal one-third installments on each one year anniversary of the agreement. Under his employment agreement, if Dr. Dritschilo terminates his employment for “Good Reason,” as defined in the agreement, Dr. Dritschilo will be entitled to his then applicable base salary for period of 12 months, subject to his continued compliance with certain requirements of his employment agreement. Dr. Dritschilo accepted a reduced salary prior to the Company’s completion of its initial public offering in September 2022.

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Employment Agreement with Timothy J. Lorber

On June 10, 2024, we entered into an employment agreement with our Chief Financial Officer, Timothy J. Lorber. Under Mr. Lorber’s employment agreement, he will receive base compensation of $227,000 and is entitled to a target bonus of $72,000 upon achievement of certain milestones. Mr. Lorber also received an initial RSU grant of $100,000 worth of RSU issuable under the Company’s Plan, which RSUs vest annually in one-third increments commencing on the first anniversary date of the grant of RSU, in accordance with the terms of the RSUs award agreement.

Employment Agreement with Michael Vander Hoek

On September 1, 2019, we entered into an amended employment agreement with our pervious Chief Financial Officer and Vice President for Operations and Regulatory, Michael Vander Hoek. Under Mr. Vander Hoek’s employment agreement, he will receive base compensation of $227,000 and is entitled to a target bonus of $72,000 upon achievement of certain milestones. Mr. Vander Hoek also received an initial RSU grant of 6,096 RSUs (762 on a post-reverse split basis) and an additional grant of 12,500 RSUs on a post-reverse split basis on March 8, 2024 which were fully vested on the grant date and issued under the Company’s Plan. The initial RSU grant vested over three years in substantially equal installments on each one year anniversary of the agreement Under Mr. Vander Hoek’s employment agreement, if he terminates his employment for “Good Reason,” as defined in the agreement, he will be entitled to his then applicable base salary for period of 12 months, subject to his continued compliance with certain requirements of his employment agreement. Mr. Vander Hoek accepted a reduced salary prior to the Company’s completion of its initial public offering in September 2022. Effective September 10, 2024, Mr. Vander Hoek assumes the Vice President, Regulatory position on a full-time basis and stops being our Chief Financial Officer.

Employment Agreement with Peter Dritschilo

On May 30, 2019, we entered into an employment agreement with our President and Chief Operating Officer, Peter Dritschilo. Under Mr. Dritschilo’s employment agreement, Mr. Dritschilo will receive base compensation of $236,000 and is entitled to a target bonus of $72,000 upon achievement of certain milestones. Mr. Dritschilo also received an initial RSU grant of 10,380 RSUs (1,298 on a post-reverse split basis) issuable under the Company’s Plan, which RSUs vest over three years in substantially equal installments on each one-year anniversary of the agreement. Under Mr. Dritschilo’s employment agreement, if Mr. Dritschilo terminates his employment for “Good Reason,” as defined in the agreement, he will be entitled to his then applicable base salary for period of 12 months, subject to his continued compliance with certain requirements of his employment agreement. Mr. Dritschilo accepted a reduced salary prior to the Company’s completion of its initial public offering in September 2022.

Employment Agreement with Tyvin Rich, M.D.

On May 31, 2019, we entered into an employment agreement with our Chief Clinical Officer, Tyvin Rich, M.D. Under Dr. Rich’s employment agreement, Dr. Rich receives base compensation of $218,000 per year and is entitled to a target bonus of $43,000 upon achievement of certain milestones. Dr. Rich also received an initial RSU grant of 3,843 RSUs (481 on a post-reverse split basis) issuable under the Company’s Plan, which RSUs vest over three years in substantially equal installments on each one year anniversary of the agreement. Under Dr. Rich’s employment agreement, if Dr. Rich terminates his employment for “Good Reason,” as defined in the agreement, he is entitled to his then applicable base salary for period of 12 months, subject to his continued compliance with certain provisions of his employment agreement. Dr. Rich accepted a reduced salary prior to the Company’s completion of its initial public offering in September 2022.

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Employment Agreement with Mira Jung, Ph.D.

Under Dr. Jung’s employment agreement, entered into on May 1, 2023, Dr. Jung receives base compensation of $46,800 per year (representing a 20% time commitment) and is entitled to a target bonus of $14,200 upon achievement of certain milestones. She also received an additional grant worth $20,200 worth of RSUs in May 2023, vesting annually in one-third increments commencing on the first anniversary date of the grant of RSUs. Dr. Jung also received an initial RSU grant of 892 RSUs (112 on a post-reverse split basis) issuable under the Company’s Plan in May 2019, which RSUs vest over three years in substantially equal installments on each one-year anniversary of the agreement. Under Dr. Jung’s employment agreement, if Dr. Jung terminates her employment for “Good Reason,” as defined in the agreement, Dr. Jung is then entitled to her then applicable base salary for period of 12 months, subject to her continued compliance with certain requirements of her employment agreement. Dr. Jung accepted a reduced salary prior to the Company’s completion of its initial public offering in September 2022.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2024, a total of 1,109,741 RSUs have been granted to our executive officers and directors under our Plan, of which 869,468 RSUs have vested and 239,440 remain subject to vesting, after the acceleration of RSUs held by resigning directors on February 28, 2025. The Company has filed a registration statement on Form S-8 (SEC File No. 333-268758) to register shares granted under the Plan.

The following table sets forth information concerning the number of shares of common stock underlying outstanding equity incentive awards for each of our executive officers as of December 31, 2024:

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock not yet Vested (#))	Market Value of Shares or Units not yet Vested ($)
Mira Jung[1]	5/1/23	-	-	-	-	1,194	$1,026
Timothy Lorber[2]	6/13/24	-	-	-	-	28,455	$24,443

(1)	These RSUs vest in two installments on the anniversary of the grant date.
(2)	These RSUs vest in three installments on the anniversary of the grant date.

2018 Equity Incentive Plan

Our Plan provides for equity incentives to be granted to our employees, executive officers or directors and to key advisers and consultants. Equity incentives may be in the form of stock options with an exercise price of not less than the fair market value of the underlying shares as determined pursuant to the Plan, restricted stock awards, other stock- based awards, or any combination of the foregoing. The Plan is administered by the Company’s compensation committee or, alternatively, if there is no compensation committee, the Company’s board of directors. We have reserved 3,000,000 shares of our common stock for issuance under the Plan, of which 1,187,189 shares have been granted under the Plan as of the date of this registration statement.

Director Compensation

Each of our non-employee directors, pursuant to the terms of director agreements (the “Director Agreements”), between each of the directors and the Company, receives compensation on an annual basis consisting of $25,000 in cash, payable in quarterly installments commencing 90 days after completion of our initial public offering, and received RSUs upon their respective dates of election, one of whom received $75,000 in RSUs and three of whom will, upon entry into director offer letters with the Company, receive $100,000 in RSUs. The RSUs vest over a two-year period in one third increments, with one-third vesting immediately upon signing and one-third vesting on each of the first and second anniversary of election. In addition, non-employee directors will also be reimbursed for out-of-pocket costs incurred in connection with attending meetings. The Company expects to provide its newly appointed directors compensation consistent with previously executed director agreements.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth, as of the date of this registration statement, the beneficial ownership of our common stock by each director and executive officer, by each person known by us to beneficially own 5% or more of our common stock and by directors and executive officers as a group. Unless otherwise stated, the address of the persons set forth in the table is c/o Shuttle Pharmaceuticals Holdings, Inc., 401 Professional Drive, Suite 260, Gaithersburg, MD 20879.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Unless otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.

All share ownership figures set forth in the below table include shares of our commons stock issuable upon securities convertible or exchangeable into shares of our common stock, whether or not convertible or exchangeable within 60 days of the effective date of this registration statement. Such shares are deemed outstanding and beneficially owned by such person only for purposes of computing his or her percentage ownership, but not for purposes of computing the percentage ownership for any other person.

As of March 3, 2025, there were issued and outstanding 4,916,772 shares of common stock.

Names and addresses	Number of shares of common stock beneficially owned (#)	Percentage of shares of common stock beneficially owned before offering (%)	Number of shares of common stock beneficially owned after the offering	Percentage of shares of common stock beneficially owned after offering (%) (1)
Directors and Named Executive Officers:
Anatoly Dritschilo, M.D.(2)	639,083	13.0	639,083	4.3
Timothy Lorber(3)	-	-	-	-
Mira Jung, Ph.D.(4)	135,715	2.8	135,715	0.9
Michael Vander Hoek	12,982	0.3	12,982	0.1
Peter Dritschilo	820	-	820	-
Tyvin A. Rich, M.D.	304	-	304	-
Steve Richards(5)	214	-	214	-
George Scorsis	-	-	-	-
Joseph Tung	-	-	-	-
Oleh Nabyt	-	-	-	-
All directors and officers as a group (ten persons)	789,118	16.0	789,118	5.3

Other 5% beneficial owners:
Armistice Capital LLC(6)	306,057	6.2	306,507	2.1

-	Denotes the holder owns less than one percent of the outstanding common stock.

±	The persons named above have full voting and investment power with respect to the shares indicated. Under the rules of the SEC, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security.

(1)	Assumes the sale of 10,000,000 shares of common stock, which includes the exercise of any Pre-Funded Warrants, purchased in this offering, resulting in 14,916,772 shares of common stock. This number does not include any shares from the exercise of 1,826,000 pre-funded warrants that remain subject to exercise.

(2)	Consists of (i) 135,650 shares of common stock held of record by Dr. Anatoly Dritschilo, (ii) warrants to purchase 100,382 shares of common stock, exercisable at $1.40 per share, (iii) 138,051 shares of common stock and warrants to purchase 2,500 shares of commons stock, each held of record by Joy Dritschilo, his spouse, and (iv) 262,500 shares of common stock held by PAL Trust, a trust formed for the benefit of Dr. and Mrs. Dritschilo’s adult children and for which a third party serves as external trustee and two of their children serve as co-trustees. The above amounts do not include the potential conversion of a $250,000 convertible note, which may be paid in cash or subject to conversion. Dr. Dritschilo disclaims beneficial ownership over all securities held by Mrs. Dritschilo and PAL Trust.

(3)	Does not include 28,455 RSUs that remain subject to vesting.

(4)	Does not include 1,194 RSUs that remain subject to vesting.

(5)	Does not include 209,791 RSUs that remain subject to vesting.

(6)	Based on information provided in schedule 13G filed with the SEC on February 14, 2025 by Armistice Capital, LLC (“Armistice Capital”) and Steven Boyd. Armistice Capital is the investment manager of Armistice Capital Master Fund Ltd. (the “Master Fund”), the direct holder of the Shares, and pursuant to an Investment Management Agreement, Armistice Capital exercises voting and investment power over the securities of the Company held by the Master Fund and thus may be deemed to beneficially own the securities of the Company held by the Master Fund. Mr. Boyd, as the managing member of Armistice Capital, may be deemed to beneficially own the securities of the Company held by the Master Fund. The Master Fund specifically disclaims beneficial ownership of the securities of the Company directly held by it by virtue of its inability to vote or dispose of such securities as a result of its Investment Management Agreement with Armistice Capital. Does not include 1,826,000 pre-funded warrants held by Armistice Capital, which pre-funded warrants may be exercised from time to time and are subject to a 9.99% ownership limitation, and warrants to purchase 2,885,246 shares of common stock, which warrants remain subject to exercise and are subject to a maximum 9.99% ownership limitation.

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Change of Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.

Securities authorized for issuance under equity compensation plans

2018 Equity Incentive Plan

Our 2018 Equity Incentive Plan provides for equity incentives to be granted to our employees, executive officers or directors and to key advisers and consultants. Equity incentives may be in the form of stock options with an exercise price of not less than the fair market value of the underlying shares as determined pursuant to the Plan, restricted stock awards, other stock- based awards, or any combination of the foregoing. The Plan is administered by the Company’s compensation committee or, alternatively, if there is no compensation committee, the Company’s board of directors. We have reserved 3,000,000 shares of our common stock for issuance under the Plan, of which 1,174,683 shares have been granted under the Plan as of the date of this registration statement and 244,439 remain subject to vesting.

The following table provides information as of December 31, 2024 about our equity compensation plans and arrangements, as adjusted for the February 28, 2025 accelerated vesting of grants to resigning board members.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	244,439	$1.20	1,231,910
Equity compensation plans not approved by security holders
Total	244,439	1.20	1,231,910

*Outstanding equity incentive grants consist entirely of RSUs which automatically vest over time into an equal number of shares of common stock at no additional cost to the holder.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Unless described below, during the last two fiscal years, there were no transactions or series of similar transactions to which we were a party or will be a party, in which:

●	the amounts involved exceed or will exceed $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing had, or will have, a direct or indirect material interest.

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On December 1, 2020, the Company consolidated two loans obtained in 2018 for a total of $350,000 from Joy Dritschilo, the wife our Chief Executive Officer, which loans accrued interest at 7.5% since the date of inception, into a single loan between Mrs. Dritschilo and the Company (the “2018 Consolidated Loan”) such that, with accrued interest, the 2018 Consolidated Loan had a principal balance of $424,005.65, bore interest at a rate of 7.5% per annum, and had a maturity date of December 31, 2021. The 2018 Consolidated Loan were then extended until June 30, 2022, pursuant to an amendment to the 2018 Consolidated Loan agreement dated January 24, 2022. On July 29, 2022, the Company and Mrs. Dritschilo entered into an amendment to the 2018 Consolidated Loan, pursuant to which repayment was extended through June 30, 2023. On January 15, 2023, following closing on the Convertible Note and Warrant offering to Ayrton Capital, the 2018 Consolidated Loan was paid off in full.

On December 1, 2020, the Company consolidated the May 2018 Loan and the September 2019 Loan with our Chief Executive Officer (the “2019 Consolidated Loan”), such that, with accrued interest, the 2019 Consolidated Loan had a principal balance of $138,448.20, bears interest at the rate of 7.5% per annum, and has a maturity date of December 31, 2021. The 2019 Consolidated Loan was extended until June 30, 2022, pursuant to an amendment to the 2019 Consolidated Loan agreement dated January 24, 2022. On July 29, 2022, the Company and our Chief Executive Officer entered into an amendment to the 2019 Consolidated Loan, pursuant to which repayment was extended through June 30, 2023.

On June 21, 2021, the Company entered into a loan agreement with Mrs. Dritschilo in the amount of $120,000 (principal), bearing interest at the rate of 7.5% per annum, with a single balloon payment due at maturity on June 21, 2022 (the “June 2021 Loan Agreement”). On July 29, 2022, the Company and Mrs. Dritschilo entered into an amendment to the June 2021 Loan Agreement, pursuant to which repayment was extended through June 30, 2023.

On August 1, 2022, in conjunction with our private placement of $125,000 of units consisting of 10% notes and warrants to purchase common stock, which were sold to three accredited investors in total, Mrs. Dritschilo purchased a $50,000 note and received warrants to purchase 2,500 shares of common stock at $20.00 per share. The notes and warrants were sold pursuant to an exemption from registration pursuant to Rule 506(b) of Regulation D of the Securities Act.

On September 14, 2022, we entered into a manufacturing agreement with TCG GreenChem, the U.S. subsidiary of TCG Lifesciences Pvt Ltd., a global contract research and manufacturing services company located in India. Dr. Chis Senanayake, one of our independent directors, is CEO and CSO of TCG GreenChem and CSO of TCG Lifesciences Pvt Ltd. TCG GreenChem was contracted for process research, development and cGMP compliant manufacture of IPdR, The Company paid TCG GreenChem $450,000 during the year ended December 31, 2022 and a total of $1,096,370 during the year ended December 31, 2023, completing the contract.

On September 4, 2024, the Company entered into a loan agreement with our Chief Executive Officer, Dr. Anatoly Dritschilo, pursuant to which Dr. Dritschilo loaned the Company of $250,000 (principal), bearing interest at the rate of 12% per annum and which is repayable in 12 substantially equal monthly installments over a one year period.

On October 14, 2024, we entered into a securities purchase agreement with our Chief Executive Officer (the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, we issued a $250,000 5% original issue discount senior secured convertible note and warrants to purchase up to a total of 100,382 shares of common stock at an exercise price per share equal to $1.40 per share to Dr. Dritschilo. The convertible note matures one year from the date of issuance (the “Term”), accrues interest at the rate of 14.5% per annum, and is convertible at a 110% premium at any time beginning three months after the date of issuance. The Company has the option to prepay the convertible notes at any time, upon 10 days written notice, for 107% of total outstanding balance (the “Optional Prepayment Right”). Any outstanding principal will be paid in conversion of shares of common stock at the end of the Term, subject to the Company’s exercise of the Optional Prepayment Right; any accrued interest will be repaid quarterly in cash. The conversion price of the convertible notes will be the lower of a 15% discount to (i) $1.12072 per share or (ii) the price of any offering entered into by the Company during the Term of the convertible notes, including the Company’s planned follow-on offering. The warrants are immediately exercisable after issuance and will remain exercisable for a period of five years from the date of issuance. The exercise price is subject to adjustment for any stock split, stock dividend, stock combination, recapitalization or similar event. As of December 31, 2024, there was outstanding principal and interest balances for the related party note of $250,000 and $7,955, respectively. Under the fair value option, the senior convertible note is $206,085 as of December 31, 2024.

Review, Approval and Ratification of Related Party Transactions

All related party transactions are subject to the review, approval, or ratification of our board of directors or an appropriate committee thereof.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2024:

●	on an actual basis;
●	on a pro forma basis to reflect (i) a $2,000,000 Revolving Loan Agreement entered into on February 28, 2025 under which no loan amounts have been disbursed and (ii) the acceleration of 840,205 restricted stock units granted under the 2018 Equity Incentive Plan to resigning directors pursuant to the Revolving Loan Agreement closing. The acceleration of restricted stock units resulted in a compensation expense charge of $511,517.
●

on a pro forma as adjusted basis to reflect the sale of 10,000,000 shares of common stock, or Pre-Funded Warrants in lieu thereof, in this offering at an assumed offering price of $0.60 per share, which is the last reported trading price of our common stock on the Nasdaq on February 26, 2025, resulting in net proceeds of $5,470,000, after deducting approximately $530,000 in expenses, but excluding proceeds from any exercise of the Pre-Funded Warrants being offered in this offering.

Our capitalization following the closing of this offering will depend on the actual public offering price and other terms of this offering determined at pricing. Cash and cash equivalents are not components of our total capitalization.

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	As of December 31, 2024	As of December 31, 2024	As of December 31, 2024 Pro Forma As
	Actual	Pro Forma	Adjusted
Cash and cash equivalents	$1,920,144	1,890,144	$7,360,144

Capitalization:
Revolving Loan Agreement	-	-	-
Note payable - Related party	192,055	192,055	192,055
Convertible Bridge Notes	684,205	684,205	684,205
Stockholders’ equity:
Series A convertible preferred stock, $0.00001 par value; $1,000 per share liquidation value; 20,000,000 shares authorized; no shares outstanding
Common stock, $0.00001 par value; 100,000,000 shares authorized; 4,076,567 shares issued and outstanding at December 31, 2024, actual; 4,916,772 shares pro forma; and 14,916,772 shares pro forma as adjusted	41	49	149
Additional paid-in capital	35,287,212	34,775,687	40,245,587
Accumulated deficit	(34,578,101)	(34,066,584)	(34,066,584)
Total stockholders’ equity	709,152	709,152	6,179,152
Total capitalization	$1,585,412	1,585,412	$7,055,412

The number of shares of common stock issued and outstanding actual, pro forma and pro forma as adjusted in the table above excludes 1,231,910 shares reserved for issuance under our 2018 Equity Incentive Plan; 3,464,281 warrants which remain subject to exercise; and 1,826,000 pre-existing unexercised pre-funded warrants.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering. As of December 31, 2024, our historical net tangible book value was $709,152, or $.12 per share. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents historical net tangible book value divided by 5,902,567 shares (4,076,567 shares of our common stock outstanding and another 1,826,000 shares of common stock issuable under pre-existing pre-funded warrants) as of December 31, 2024.

After giving effect to the acceleration of restricted stock units and our issuance and sale of common stock, or Pre-Funded Warrants on lieu thereof, in this offering at an assumed public offering price of $.60 per share, which is the last reported trading price of our common stock on the Nasdaq on February 26, 2025, and after deducting estimated underwriting fees and estimated transaction expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2024 would have been $6,179,152 million, or $0.37 per share. This represents an immediate increase in as adjusted net tangible book value per share of $5,470,000 to existing stockholders and immediate dilution of $0.13 in pro forma as adjusted net tangible book value per share to new investors purchasing common stock in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by new investors.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share	$0.60
Historical net tangible book value per share as of December 31, 2024	$0.12
Increase in as adjusted net tangible book value per share attributable to this offering	$0.25
As adjusted net tangible book value per share after giving effect to this offering	$0.37
Dilution in as adjusted net tangible book value per share to new investors in this offering	$0.23

The information above is as of December 31, 2024 and excludes:

●	Up to 732,134 shares of our common stock issuable from time to time upon the conversion of outstanding Convertible Bridge Notes;
●	3,464,281 shares of our common stock issuable upon the exercise of outstanding warrants, with a weighted-average exercise price of $1.89 per share; and
●	1,231,910 other shares of our common stock reserved for future issuance from time to time under our 2018 Equity Incentive Plan.

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DIVIDEND POLICY

We have not paid any dividends on our common stock since inception and we currently expect that, in the foreseeable future, all earnings, if any, will be retained for the development of our business and no dividends will be declared or paid. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, our earnings, if any, operating results, financial condition and capital requirements, general business conditions and other pertinent facts.

DESCRIPTION OF CAPITAL STOCK

Capital Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share.

Common Stock

As of the date of this prospectus, we had 4,916,772 shares of common stock issued and outstanding. Each holder of common stock is entitled to one vote for each share owned on all matters voted upon by stockholders, and a majority vote is required for all actions to be taken by stockholders. In the event we liquidate, dissolve or wind-up our operations, the holders of the common stock are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any shares of preferred stock that may then be outstanding. The common stock has no preemptive rights, no cumulative voting rights, and no redemption, sinking fund, or conversion provisions.

Holders of common stock are entitled to receive dividends, if and when declared by the board of directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may then be outstanding.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences and the number of shares constituting any series or the designation of such series. While our certificate of incorporation and by-laws, each as amended to date, do not contain any provisions that may delay, defer or prevent a change in control, the issuance of preferred stock may have the effect of delaying or preventing a change in control or make removal of our management more difficult. At present, our board of directors has authorized the issuance of up to 10,000 shares of Series A convertible preferred stock, of which 1,212.5 shares were issued and subsequently converted into common stock following completion of our IPO. As of the date of this prospectus, no preferred stock is issued or outstanding.

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Series A Warrants

In conjunction with our sale of Series A Convertible Preferred Stock, our board of directors authorized the issuance of warrants to purchase up to approximately 336,810 shares of common stock (42,113 shares on a post-reverse split basis) (the “Series A Warrants”), to the holders of Series A Preferred Stock. The Series A Warrants were issued following consummation of our IPO, are exercisable for a period of three years following issuance and have an exercise price of $32.00 per share.

January 2023 Note and Warrant Offering

On January 11, 2023, we entered into the January 2023 SPA with the January 2023 Investor and consummated the sale to such January 2023 Investor of the January 2023 Convertible Note with an initial principal amount of $4,300,000, bearing interest at 5% per annum, and the January 2023 Warrant to purchase 1,018,079 shares (127,260 shares on a post-2024 Reverse Split Basis) of our common stock at a fixed exercise price of $2.35 per share ($18.80 per share on a post-2024 Reverse Split Basis, and subsequently reset to $0.48).

The January 2023 Convertible Note was sold with an original issue discount of $300,000. As such, the January 2023 Investor paid for the January 2023 Convertible Note by delivering $4,000,000 in cash consideration to the Company. Boustead served as the sole placement agent for the private placement (the “January 2023 Private Placement”) of the January 2023 Convertible Note and January 2023 Warrant. Boustead received a placement agent fee of $320,000 at the closing of the January 2023 Private Placement, representing 7.0% of the gross cash proceeds at the closing plus 1% in non-accountable expenses. In addition, Boustead received a placement agent warrant to purchase 71,266 shares (8,909 shares on a post-2024 Reverse Split basis) of common stock, representing 7.0% of the warrant shares issued in the January 2023 Private Placement. After deducting the placement agent fee and our estimated expenses associated with the January 2023 Private Placement, our net cash proceeds at the closing were approximately $3,590,000. As of September 30, 2024, the January 2023 Convertible Note had been paid in full.

The January 2023 SPA

The January 2023 SPA contains certain representations and warranties, covenants and indemnities customary for similar transactions. Under the January 2023 SPA, we also agreed to the following additional covenants:

●	So long as the January 2023 Convertible Note remains outstanding, we will not effect or enter into an agreement to effect any variable rate transaction other than a bona fide at-the-market offering or equity line of credit.

●	We obtained majority stockholder consent approving the offering and the issuance of common stock upon conversion of the January 2023 Convertible Note and exercise of the January 2023 Warrant, as is required under the rules of the Nasdaq, and subsequently filed an information statement on Schedule 14C (the “Information Statement”) informing all stockholders of the action and mailed such Information Statement to all stockholders within 70 days of closing.

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In addition, we granted the January 2023 Investor participation rights in future equity and equity-linked offerings of securities, subject to certain limited exceptions, during the two years after the later of (a) the closing or (b) the date the January 2023 Convertible Note no longer remains outstanding, in an amount of up to 30% of the securities being sold in such offerings. On February 26, 2025, we entered into an amendment agreement with the Investor pursuant to which, in exchange for our payment of $75,000 to the Investor, the Investor agreed to waive its participation rights in this Offering, and permanently waive any rights to seek a further investment of Additional Notes and Additional Warrants (as such term is defined in the May 11, 2023 amendment agreement with the Investor).

January 2023 Convertible Note

General

The January 2023 Convertible Note was issued to the January 2023 Investor on January 11, 2023 and matures on March 11, 2025 (subject to extension in certain circumstances, including bankruptcy and outstanding events of default).

Amortization

Starting on the earlier of (x) the date of a registration statement which registers the shares underlying the January 2023 Convertible Note is declared effective by the SEC and (y) February 28, 2023, then on the first trading day of the month for each month thereafter, and on the maturity date (each, an “Installment Date”), subject to certain exceptions and unless deferred as described below, the Company is required to make monthly amortization payments equal to 1/26th of the unrestricted principal (and related unrestricted original issue discount) and interest of the January 2023 Convertible Note payable (the “Installment Amount”), which must be satisfied in cash at a redemption price equal to 105% of such Installment Amount (each, an “Installment Redemption”).

Notwithstanding the foregoing, the noteholder may, at its sole option, elect to defer any Installment Amount until a subsequent Installment Date selected by the noteholder, provided that any such deferred amounts shall not continue to accrue interest unless the deferral is at the request of the Company.

Interest

The January 2023 Convertible Note bears interest at a rate of 5% per annum and, upon any conversion or redemption, shall include a make-whole of interest from such date of determination through the maturity date. After the occurrence and during the continuance of an Event of Default (as defined in the January 2023 Convertible Note), the January 2023 Convertible Note will accrue interest at the rate of 15% per annum. See “Events of Default” below.

Conversion; Alternate Conversion upon Event of Default

The January 2023 Convertible Note is convertible, at the option of the noteholder, into shares of our common stock at the lower of (i) $18.80 per share (post Reverse Split), (ii) 90% of the three lowest VWAPs in the 15 trading days prior to the payment date or (iii) 90% of the VWAP on the trading day prior to the payment date. The conversion price is subject to full ratchet antidilution protection upon any subsequent transaction at a fixed price lower than the conversion price then in effect and standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transaction. If we enter into any agreement to issue (or issue) any variable rate securities, other than a bona fide at-the-market offering or equity line of credit, the noteholder has the additional right to substitute such variable price (or formula) for the conversion price.

If an Event of Default has occurred under the January 2023 Convertible Note, the noteholder may elect to alternatively convert the January 2023 Convertible Note at a redemption premium of 115% of the conversion amount. As of September 30, 2024, the January 2023 Convertible Note was paid in full.

Subsequent Placement Optional Redemption and Future Right of Participation

At any time after the earlier of the date a noteholder becomes aware of any placement by us of equity or equity-linked securities or the date of consummation of such a placement, subject to certain limited exceptions, the noteholder will have the right to have us redeem a portion of each January 2023 Convertible Note not in excess of 30% of the net proceeds from such placement at a redemption price of 100% of the portion of the January 2023 Convertible Note subject to redemption. In addition, through March 11, 2026, the noteholder has the right to be notified of any future offering of securities and to participate in up to 30% of the total offering amount. The subsequent placement option has been terminated as the January 2023 Convertible Note has been satisfied in full and a one-time waiver of the participation right has been granted for the purpose of this offering.

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Covenants

We are subject to certain customary affirmative and negative covenants regarding the incurrence of certain indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions, and the transfer of assets, among other matters.

January 2023 Warrant

In addition to the January 2023 Convertible Note, we issued a January 2023 Warrant exercisable for four (4) years for the purchase of an aggregate of up to 127,260 shares of common stock, at an adjusted exercise price of $0.48 per share. The number of shares underlying the January 2023 Warrant and exercise price are each subject to adjustment as provided under the terms of the January 2023 Warrant. If, at the time of exercise of the January 2023 Warrant, there is no effective registration statement registering, or no current prospectus available for, the issuance of the shares underlying the January 2023 to the January 2023 Investor, and the registration statement is not subject to SEC review and the Company has otherwise affirmatively failed to maintain such registration statement’s effectiveness, then the January 2023 Warrant may also be exercised, in whole or in part, by means of a “cashless exercise.” The January 2023 Warrant may not be exercised if, after giving effect to the exercise the January 2023 Investor, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of the shares underlying the January 2023 Warrant. At the January 2023 Investor’s option, the ownership limitation blocker may be raised or lowered to any other percentage not in excess of 9.99%, as applicable, except that any raise will only be effective upon 61-days’ prior notice to the Company.

If the Company issues or sells, or the Company publicly announces the issuance or sale of, any shares of common stock, or convertible securities or options issuable or exchangeable into common stock (a “New Issuance”), under which such common stock is sold for a consideration per share less than the exercise price then in effect, the exercise price of the January 2023 Warrant will be adjusted to the New Issuance price in accordance with the formulas provided in the January 2023 Warrant. Any such adjustment will not apply with respect to the issuance of Excluded Securities (as defined in the January 2023 Warrant). In addition, if the Company enters into a Fundamental Transaction (as defined in the January 2023 Warrants) at any time that a January 2023 Warrant is outstanding, then, upon any subsequent exercise of the January 2023 Warrant, the January 2023 Investor will have the right to receive, for each January 2023 Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such Fundamental Transaction by a holder of the number of shares of common stock for which the January 2023 Warrant is exercisable immediately prior to such Fundamental Transaction, provided, further, that if holders of common stock are not offered or paid any consideration in such Fundamental Transaction, such holder of common stock will be deemed to have received common stock of the successor entity (which entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction.

Registration Rights Agreement

Pursuant to a Registration Rights Agreement, dated as of January 11, 2023, between the January 2023 Investor and the Company, we have granted certain registration rights to the noteholder and January 2023 Warrant holder. The Registration Rights Agreement requires us to have a registration statement declared effective by the 60th day following the date of the Registration Rights Agreement (of March 11, 2023), or the 90th day (or April 10, 2023) following the date of the Registration Rights Agreement in the event such registration statement is subject to SEC review. It also grants the January 2023 Investor customary “piggyback” registration rights.

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Additional Information

The foregoing is only a summary of the material terms of the January 2023 SPA, the January 2023 Convertible Note, the January 2023 Warrant, the Registration Rights Agreement, and the other ancillary transaction documents, and does not purport to be a complete description of the rights and obligations of the parties thereunder.

October 2024 Convertible Notes and Warrants Offering

In October 2024, we sold a total of $831,579 of 5% original issue discount senior secured convertible notes, which notes convert into 732,134 shares of common stock, subject to adjustment, and warrants to purchase 329,469 shares of common stock exercisable at a variable-weighted average of $1.42 per share. The convertible notes have a term of one year, are may be converted at any time by the holder and are subject to mandatory conversion at the end of the one-year holding period in the event the convertible notes are registered. The warrants have a term of five years and contain standard anti-dilution protections.

October 2024 Public Offering Warrants

In conjunction with our October 2024 public offering, we issued pre-funded warrants to purchase 2,555,246 shares of common stock exercisable at $0.001 per share, and warrants to purchase a total of 2,950,820 shares of common stock exercisable at $1.40 per share. The warrants are exercisable, at the option of the holder, for a period of five years and are subject to either a 4.99% or 9.99% ownership limitation. However, any holder may increase or decrease such percentage so long as it does not exceed 9.99%. The pre-funded warrants and warrants are not transferrable without the consent of the Company and the holders have no voting rights until the warrants are exercised.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation, our By-laws and Delaware Law

Some provisions of Delaware law, our certificate of incorporation and our by-laws contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of a non-friendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

In general, Delaware corporations are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder; or

●	the corporation does not have a class of voting stock that is: (i) listed on a national securities exchange; or (ii) held of record by more than 2,000 stockholders, unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

Section 203 defines interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.

By-Laws

The Company recently amended and restated its by-laws (the “Third Amended and Restated By-Laws”) to lower the quorum requirement for calling a meeting of stockholders from a majority of shares outstanding to one-third or share outstanding. No other changes were made when adopting the Third Amended and Restated By-Laws.

Nasdaq Listing

Our shares of common stock are traded on The Nasdaq Capital Market under the symbol “SHPH.” We do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system.

Transfer Agent

The transfer agent and registrar of our common stock is VStock Transfer, LLC, of Woodmere, New York. Our transfer agent’s telephone number is (212) 828-8436.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering, on a firm commitment underwritten basis up to 10,000,000 shares of common stock, or Pre-Funded Warrants in lieu thereof.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in this prospectus.

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Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to and qualified in its entirety by the provisions of the forms of Pre-Funded Warrants which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

The term “prefunded” refers to the fact that the purchase price of our common stock in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.001 per share. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding shares of common stock following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our common stock which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price of $0.001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercise Limitation.

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of a purchaser, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. No fractional shares of common stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Fundamental Transaction

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding voting securities, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction, other than one in which a successor entity that is a publicly traded corporation (whose stock is quoted or listed for trading on a national securities exchange, including, but not limited to, the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market) assumes the Pre-Funded Warrants such that the Pre-Funded Warrants shall be exercisable for the publicly traded common stock of such successor entity.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing

We do not intend to list the Pre-Funded Warrants on any national securities exchange or nationally recognized trading system.

No Rights as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their Pre-Funded Warrants.

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UNDERWRITING

We have entered into an underwriting agreement with WestPark Capital, Inc., or the Underwriter, with respect to the securities subject to this offering.

Subject to certain conditions, we have agreed to sell to the Underwriter such securities listed next to their names in the below table at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus.

We have agreed to indemnify the Underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriter may be required to make in respect thereof.

Underwriter	Number of Shares of Common Stock
WestPark Capital, Inc.	10,000,000

Total	10,000,000

Subject to the terms and conditions set forth under the underwriting agreement, the underwriter has agreed to purchase 10,000,000 shares of common stock or Pre-Funded Warrants offered by this prospectus.

The underwriter is offering the shares of common stock, and Pre-Funded Warrants in lieu thereof, subject to various conditions and may reject all or part of any order. The Underwriter has advised us that they propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at a price less a concession not in excess of $[  ] per share of common stock, or Pre-Funded Warrant in lieu thereof. After the shares of common stock and Pre-Funded Warrants are released for sale to the public, the Underwriter may change the offering price, the concession, and other selling terms at various times.

Discounts and Commissions

The following table provides information regarding the amount of the discounts and commissions to be paid to the Underwriter by us, before expenses.

	Per Share or per Pre-Funded Warrant	Total
Public offering price	$	$
Underwriting discounts and commissions (4%)	$	$
Proceeds, before expenses, to us	$	$

The Company has agreed to pay the Underwriter for: (i) reasonable aggregate expense allowance up to $80,000, and (ii) a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by us from the sale of the securities in this offering. Prior to the effective date of this prospectus, we have paid the Underwriter advances of $45,000, including a $25,000 retainer for its legal counsel and a $20,000 retainer for its anticipated out-of-pocket costs, each of which shall be deducted against legal fees and transaction expenses, respectively. Such advance payments will be returned to us to the extent such out-of-pocket expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that our total expenses of the offering, excluding the estimated underwriting discounts and commissions the fees of Underwriter’s legal counsel and the non-accountable expense allowance, will be approximately $167,471.

Right of First Refusal

We have granted the Underwriter a right of first refusal for a period of three months commencing on the closing of the offering to act as sole advisor, investment bank, book-running manager and/or placement agent, as applicable, at the Underwriter’s sole discretion, for each and every public and private equity or debt financing transaction or merger and acquisition transaction by us, a subsidiary or any successor, on compensation terms customary to the Underwriter. The Underwriter shall have the sole right to determine whether or not any other broker dealer shall have the right to participate in any such offering and the economic terms of any such participation and the Underwriter’s decision to not so act for any one or more of such offerings shall not be deemed a waiver of its continuing rights under the right of first refusal. The Underwriter’s right of first refusal set forth in this paragraph shall be subject to FINRA Rule 5110(g).

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, our executive officers, directors and holders of at least 5% of our common stock and securities exercisable for or convertible into common stock outstanding immediately upon the closing of this offering, have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any shares of common stock or securities convertible into or exchangeable or exercisable for any shares of common stock, whether currently owned or subsequently acquired, without the prior written consent of the Underwriter, for a period of sixty (60) days after the closing date of the offering.

The Underwriter, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release common stock and other securities from lock-up agreements, the Underwriter will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

The Company agrees that, without the prior written consent of the underwriter, it will not, for a period of sixty (60) days after the date of this prospectus (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company except for a registration statement on Form S-8 in connection with the registration of shares of Common Stock issuable under any employee equity-based compensation plan, incentive plan, stock plan, dividend reinvestment plan adopted and approved by the Company’s Board of Directors; or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

Other Relationships

On February 28, 2025, the Company entered into the Revolving Loan Agreement with the Lender. Pursuant to and under the terms of the Revolving Loan Agreement, the Company issued to the Lender a Revolving Note in the principal amount of the “Maximum Outstanding Amount” which the Company may draw upon at its discretion from time to time (the “Financing”). The Underwriter served as financial advisor to the Company with regard to the Financing. As financial advisor, the Underwriter received a fee of $20,000 following the signing of the Revolving Loan Agreement. As financial advisor, the Underwriter will be entitled to receive a fee of four percent (4%) with regard to each draw down of the Revolving Note. Out of the Maximum Outstanding Amount, the Lender has not disbursed any loan amounts to date.

The Underwriter is a full-service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The Underwriter may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which it may in the future receive customary fees.

In the ordinary course of their various business activities, the Underwriter and certain of its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Underwriter or its respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Underwriter and its respective affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The Underwriter and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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Regulation M

The Underwriter may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, each Underwriter would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

● may not engage in any stabilization activity in connection with our securities; and

● may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Trading Market

Our common stock is listed on the Nasdaq Capital Market under the symbol “SHPH.” We do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system.

LEGAL MATTERS

The validity of the securities offered hereby and certain legal matters in connection with this offering relating to U.S. law will be passed upon for us by Dorsey & Whitney LLP, New York, NY. The Underwriter is represented by Lucosky Brookman LLP, Woodbridge, NJ, in connection with this offering.

EXPERTS

The consolidated financial statements of Shuttle Pharmaceuticals Holdings, Inc. (the “Company”) as of and for the years ended December 31, 2024 and 2023 incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part, have been so incorporated in reliance on the reports of Forvis Mazars LLP, an independent registered public accounting firm. Such consolidated financial statements have been incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The report of Forvis Mazars LLP contains an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the securities offered by this prospectus. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our securities, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus or incorporated by reference into this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC.

We file periodic reports and current reports under the Exchange Act, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other information with the SEC. These periodic reports and other information are available for inspection and copying at the SEC regional offices, public reference facilities and on the website of the SEC referred to above.

We make available free of charge on or through our internet website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The registration statement and the documents referred to below under “Incorporation of Documents By Reference” are also available on our website, www.shuttlepharma.com. The information found on our website, https://shuttlepharma.com, other than as specifically included in this prospectus, is not part of this prospectus.

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INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus and any subsequent prospectus supplement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits furnished on such form that relate to such items:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 26, 2025;

2.	The Company’s Current Reports on Form 8-K filed with the SEC on January 7, 2025, January 21, 2025, January 28, 2025, February 26, 2025, February 27, 2025 and February 28, 2025; and

3.	The description of the Company’s common stock contained in the registration statement on Form 8-A filed with the SEC on August 29, 2022 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

We will provide to each person, including any beneficial holder, to whom a prospectus is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Requests for documents should be by writing to or telephoning us at the following address: 401 Professional Drive, Suite 260, Gaithersburg, MD 20879, (240) 430-4212. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

You also may access these filings on our website at www.shuttlepharma.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

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Up to 10,000,000 Shares of Common Stock

Up to 10,000,000 Pre-Funded Warrants to Purchase up to 10,000,000 Shares of Common Stock

Up to 10,000,000 Shares of Common Stock Underlying such Pre-Funded Warrants

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

WestPark Capital, Inc.

PROSPECTUS

__, 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses payable by the registrant expected to be incurred in connection with the sale and distribution of the securities being registered hereby (other than the Underwriter discount of four percent (4%) and one percent (1%) non-accountable expense allowance). All of such costs and expenses are estimates, except for the SEC registration fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee.

SEC Filing Fees	$996
FINRA Expenses	$1,475
Accounting Fees and Expenses	$40,000
Legal Fees and Expenses	$130,000
Transfer Agent Fees	$-
Financial Printing Fees	$-
Miscellaneous Fees and Expenses	$120,000
Total	$292,471

All amounts are estimates other than the SEC and FINRA filing fees.

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. Our certificate of incorporation contains provisions relating to the indemnification of directors and officers and our by-laws extend such indemnities to the full extent permitted by Delaware law. We currently maintain insurance for the benefit of any director or officer which cover claims for which we could not indemnify such persons.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act:

On February 8, 2022 and March 11, 2022, the Company sold to certain accredited investors $365,000 and $225,000, respectively, in 6% convertible notes (the “Notes”), which bore 6% interest, were repayable three years from the date of issuance, and converted automatically into shares of common stock or, in the event that units were sold in the offering, units, at a conversion price of $4.00 per unit upon closing of our IPO ($32.00 per unit on a post-reverse split basis). Such notes were sold to accredited investors pursuant to an exemption from registration under Rule 506(b) of the Securities Act. Boustead Securities LLC acted as placement agent and received compensation of (i) $36,500 in cash and warrants to purchase 10% of the total number of shares issuable upon conversion of the Convertible Notes, exercisable at the conversion price of the Convertible Notes for the February offering and (ii) $22,750 in cash and warrants to purchase 10% of the total number of shares issuable upon conversion of the Convertible Notes, exercisable at the conversion price of the Convertible Notes for the March offering. Such issuance was made in accordance with an exemption from registration pursuant to Rule 506(b) of the Securities Act.

Effective March 30, 2022, the Company issued a total of 839 shares (105 shares on a post-reverse split basis) of common stock (the “Issuance”) to some 23 existing shareholders in satisfaction of certain interest that had accrued as the result of an inaccurate conversion of convertible notes in our 2018 share exchange. The Issuance satisfied in full all interest owed or otherwise accruing as the result of the inaccurate conversion. Such issuance was made in accordance with an exemption from registration pursuant to Rule 506(b) of the Securities Act.

On January 11, 2023, we entered into a stock purchase agreement (the “SPA”) with the Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B, a Cayman entity (the “Investor”), pursuant to which the Company sold to the Investor a $4.3 million convertible note (the “Convertible Note”) and warrant (the “Warrant”) to purchase 127,260 shares of common stock of the Company, in exchange for gross proceeds of $4.0 million investment amount. The Convertible Note amortizes on a monthly basis and the Company can make such monthly amortization payments in cash or, subject to certain equity conditions, in registered shares of common stock or a combination thereof. For equity repayment, the Convertible Note is convertible into shares of common stock at price per share equal to the lower of (i) $18.80, (ii) 90% of the three lowest daily VWAPs of the 15 trading days prior to the payment date or (iii) 90% of the VWAP of the trading day prior to payment date. The Convertible Note is repayable over 26 months and bears interest at the rate of 5% per annum. The Warrant is exercisable for four years from the date of closing and is exercisable at $0.48 per share. In the event the Investor exercises the Warrant in full, such exercise would result in additional gross proceeds to the Company of approximately $0.1 million. The Convertible Note and Warrants were issued in reliance on an exemption from registration pursuant to Rule 506(b) of the Securities Act.

On August 1, 2022, in conjunction with entering into three loan agreements for a total of $125,000, which were repayable following consummation of our IPO, we issued warrants to purchase a total of 50,000 shares of our common stock, exercisable at $2.50 per share (6,250 shares at $20.00 per share on a post -reverse split basis) Such warrants were sold to three accredited investors pursuant to an exemption from registration under Rule 506(b) of the Securities Act. Boustead Securities LLC acted as placement agent and received warrants to purchase 5,000 shares of common stock exercisable at $2.50 per share (625 shares at $20.00 per share on a post -reverse split basis), equal to 10% of the value of the note offering, and $12,500 in cash compensation. Such issuance was made in accordance with an exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

In October 2024, the Company completed two closing in an up to $1.3 million 5% original issue discount (“OID”) senior secured convertible note warrant offering, pursuant to which the Company issued a total of $831,579 notes and warrants to purchase 329,964 shares of common stock, exercisable at a weighted-average price of $1.42 per share. The notes bear interest at the rate of 14.5% per annum, with the interest payable quarterly in cash, mature one year after the date of issuance, are redeemable at any time by the Company at a 107% premium to the principal value of the notes and, three months after issuance, can be converted at any time by the holder at a 110% premium to the principal value of the note. Of the above investment amount, the Company’s CEO purchased $250,000 of notes and warrants in the October 2024 Bridge Offering. Such issuance was made in reliance on an exemption from registration pursuant to Rule 506(b) of the Securities Act.

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ITEM 16.	EXHIBITS

Exhibit No.	Description

1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective March 30, 2022 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
3.3	Amended and Restated Certificate of Designation for Series A Convertible Preferred Stock, effective April 6, 2022 (incorporated by reference to Exhibit 3.4 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective June 22, 2022 (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-1/A (File No. 333-265429) filed on June 23, 2022).
3.5	Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective August 13, 2024 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 7, 2024).
3.6*	Third Amended and Restated By-Laws.
4.1	Form of Convertible Note, dated February 2022 (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
4.2	Form of 10% Promissory Note, dated August 2022 (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1/A (File No. 333-265429) filed on August 18, 2022).
4.3	Form of Warrant, dated August 2022 (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1/A (File No. 333-265429) filed on August 18, 2022).
4.4	Form of Public Offering Warrant (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1/A (File No. 333-265429) filed on August 18, 2022).
4.5	Form of Underwriting Warrant issuable to Boustead Securities LLC (incorporated by reference to Exhibit 4.5 to the Registration Statement on Form S-1/A (File No. 333-265429) filed on August 18, 2022).
4.6	Form of Common Warrants (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on October 17, 2024).
4.7	Form of Common Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K dated October 31, 2024).
4.8	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K dated October 31, 2024).
4.9*	Form of Pre-Funded Warrants
5.1*	Opinion of Dorsey & Whitney LLP
10.1	Form of Subscription Agreement for Series A Convertible Preferred Stock (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.2	2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).

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10.3	Employment Agreement, dated July 30, 2014, between Shuttle Pharmaceuticals Holdings, Inc. and Tyvin Rich (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.4	SBIR Contract #HHSN261201400013C, dated September 19, 2014, between Shuttle Pharmaceuticals, LLC and National Institute of Health National Cancer Institute (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.5	SBIR Contract #HHSN261201400013C Amendment of Solicitation/Modification of Contract, dated August 3, 2015, between Shuttle Pharmaceuticals, LLC and National Institute of Health National Cancer Institute (Radiosensitizer Option Phase II) (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.6	SBIR Contract #HHSN261201600027C, dated September 19, 2016, between Shuttle Pharmaceuticals, LLC and National Institute of Health National Cancer Institute (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.7	SBIR Contract #HHSN261600038C dated September 19, 2016 between Shuttle Pharmaceuticals, LLC. and National Institute of Health National Cancer Institute (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.8	Material Transfer Agreement, dated April 25, 2017, between Shuttle Pharmaceuticals, Inc. and George Washington University (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.9	Employment Agreement, dated May 30, 2019, between Shuttle Pharmaceuticals Holdings, Inc. and Peter Dritschilo (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.10	Employment Agreement, dated May 30, 2019, between Shuttle Pharmaceuticals Holdings, Inc. and Mira Jung (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.11	Employment Agreement, dated June 28, 2019, between Shuttle Pharmaceuticals Holdings, Inc. and Anatoly Dritschilo (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.12	Amended and Restated Employment Agreement, dated September 1, 2019, between Shuttle Pharmaceuticals Holdings, Inc. and Michael Vander Hoek (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.13	Form of Letter Agreement with Director (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.14	Subaward Agreement dated October 28, 2014 between Shuttle Pharmaceuticals, LLC and LifeSpan/Rhode Island Hospital (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.15	Sublicense Agreement, dated February 15, 2019, between Shuttle Pharmaceuticals Inc. and Propagenix, Inc. (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.16	SBIR Contract #HHSN261201800016C/75N91018C00016 Agreement between Shuttle Pharmaceuticals, LLC and National Institute of Health National Cancer Institute (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.17	Promissory Note, dated as of August 24, 2019, between Shuttle Pharmaceuticals Holdings, Inc. and Anatoly Dritschilo (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.18	SBIR Phase II Contract #75N9101C00031, dated September 6, 2019, between Shuttle Pharmaceuticals, Inc. and National Institute of Health National Cancer Institute (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.19	Director Offer Letter, dated December 2, 2020, between Chris H. Senanayake and Shuttle Pharmaceuticals Holdings, Inc. (incorporated by reference to Exhibit 10.20 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).

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10.20	Promissory Note, dated December 1, 2020, between Shuttle Pharmaceuticals Holdings, Inc. and Joy Dritschilo (incorporated by reference to Exhibit 10.21 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.21	Promissory Note, dated December 1, 2020, between Shuttle Pharmaceuticals Holdings, Inc. and Anatoly Dritschilo (incorporated by reference to Exhibit 10.22 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.22	Non-Disclosure, Evaluation and Option Agreement, dated May 30, 2019, between Shuttle Pharmaceuticals, Inc. and University of Virginia Licensing & Ventures Group (incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.23	First Amendment to Non-Disclosure, Evaluation and Option Agreement, dated November 30, 2019, between Shuttle Pharmaceutical, Inc. and University of Virginia Licensing & Ventures Group (incorporated by reference to Exhibit 10.24 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.24	Form of Note and Warrant Subscription Agreement, dated December 28, 2021 (incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.25	Form of Note, dated December 28, 2021 (incorporated by reference to Exhibit 10.26 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.26	Form of Common Stock Purchase Warrant, dated December 28, 2021 (incorporated by reference to Exhibit 10.27 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.27	Consulting Agreement, dated January 1, 2022, between Shuttle Pharmaceuticals Holdings, Inc. and Steven Bayern (incorporated by reference to Exhibit 10.28 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.28	Amendment to Promissory Note, dated January 25, 2022, between Shuttle Pharmaceuticals Holdings, Inc. and Joy Dritschilo (incorporated by reference to Exhibit 10.29 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.29	Amendment to Promissory Note, dated January 25, 2022, between Shuttle Pharmaceuticals Holdings, Inc. and Anatoly Dritschilo (incorporated by reference to Exhibit 10.30 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.30	Form of Convertible Note Subscription Agreement and Investor Rights Agreement (incorporated by reference to Exhibit 10.31 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
10.31	Amendment No. 1 to Promissory Note, dated July 29, 2022, between Shuttle Pharmaceuticals Holdings, Inc. and Joy Dritschilo (incorporated by reference to Exhibit 10.32 to the Registration Statement on Form S-1/A (File No. 333-265429) filed on August 18, 2022).
10.32	Amendment No. 2 to Promissory Note, dated July 29, 2022, between Shuttle Pharmaceuticals holdings, Inc. and Joy Dritschilo (incorporated by reference to Exhibit 10.33 to the Registration Statement on Form S-1/A (File No. 333-265429) filed on August 18, 2022).
10.33	Amendment No. 2 to Promissory Note, dated July 29, 2022, between Shuttle Pharmaceuticals Holdings, inc. and Anatoly Dritschilo (incorporated by reference to Exhibit 10.34 to the Registration Statement on Form S-1/A (File No. 333-265429) filed on August 18, 2022).
10.34	Manufacturing Agreement, dated September 14, 2022, between Shuttle Pharmaceuticals, Inc. and TCG GreenChem, Inc. (incorporated by reference to Exhibit 10.1 to the Current report on Form 8-K filed September 19, 2022).
10.35	Form of Securities Purchase Agreement, dated January 11, 2023, between Shuttle Pharmaceuticals Holdings, Inc. and the investors named therein (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed January 12, 2023).
10.36	Form of Note, dated January 11, 2023 (incorporated by reference to Exhibit 10.2 to the Current Report on form 8-K filed January 12, 2023).
10.37	Form of Warrant, dated January 11, 2023 (incorporated by reference to Exhibit 10.3 to the Current Report on form 8-K filed January 12, 2023).
10.38	Form of Security Agreement, dated January 11, 2023, between Shuttle Pharmaceuticals Holdings, Inc., Shuttle Pharmaceuticals, Inc. and Alto Opportunity Master Fund, SPC – Segregated Portfolio B (incorporated by reference to Exhibit 10.4 to the Current Report on form 8-K filed January 12, 2023).

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10.39	Form of Intellectual Property Security Agreement, dated January 11, 2023 (incorporated by reference to Exhibit 10.5 to the Current Report on form 8-K filed January 12, 2023).
10.40	Form of Subsidiary Guaranty (incorporated by reference to Exhibit 10.6 to the Current Report on form 8-K filed January 12, 2023).
10.41	Form of Registration Rights Agreement, dated January 11, 2023 (incorporated by reference to Exhibit 10.7 to the Current Report on form 8-K filed January 12, 2023).
10.42	Form of Director Offer Letter (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed February 22, 2023).
10.43	Proposal for Service Agreement, dated March 7, 2023, between Shuttle Pharmaceuticals, Inc. and University of Iowa Pharmaceuticals (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed March 9, 2023).
10.44	Amended and Restated Insider Trading Policy, effective March 10, 2023 (incorporated by reference to Exhibit 10.44 to the Annual Report on Form 10-K filed March 15, 2023).
10.45	Form of Executive Compensation Clawback Policy, effective March 10, 2023 (incorporated by reference to Exhibit 10.45 to the Annual Report on Form 10-K filed March 15, 2023).
10.46	Letter Agreement, dated March 11, 2023, between Shuttle Pharmaceuticals Holdings, Inc. and Alto Opportunity Master Fund, SPC – Segregated Portfolio B, as Collateral Agent (incorporated by reference to Exhibit 10.46 to the Annual Report on Form 10-K filed March 15, 2023).
10.47	Research Agreement, dated March 16, 2023, between Shuttle Pharmaceuticals, Inc. and Georgetown University (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on March 22, 2023).
10.48	Material Transfer Agreement, dated March 21, 2023, between Shuttle Pharmaceuticals, Inc. and Georgetown University (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on March 22, 2023).
10.49	Amendment Agreement, dated May 10, 2023, by and between Shuttle Pharmaceuticals Holdings, Inc., Shuttle Pharmaceuticals, Inc. and Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on May 11, 2023).
10.50	Amendment No. 1 to the Amendment Agreement, dated June 4, 2023, by and between Shuttle Pharmaceuticals Holdings, Inc., Shuttle Pharmaceuticals, Inc. and Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 5, 2023).
10.51	Consulting Agreement, dated October 1, 2023, between Shuttle Pharmaceuticals Holdings, Inc. and Joseph Armstrong (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 5, 2023).
10.52	License Agreement, dated October 24, 2023, by and between Shuttle Pharmaceuticals Holdings, Inc. and Georgetown University (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 30, 2023).
10.53	Asset Purchase Agreement, dated January 30, 2024, by and between Shuttle Pharmaceuticals Holdings, Inc., Alan Kozikowski and Werner Tueckmantel (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 5, 2024).
10.54	Securities Purchase Agreement, dated February 7, 2024, between Shuttle Pharmaceuticals Holdings, Inc., Shuttle Diagnostics, Inc. and SRO LLC (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 13, 2024).
10.55	Placement Agent and Advisory Services Agreement, dated February 7, 2024, between Shuttle Pharmaceuticals Holdings, Inc. and Boustead Securities, LLC (incorporated herein by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on February 13, 2024).
10.56	Offering Deposit Account Agency Agreement, dated February 7, 2024, between Shuttle Pharmaceuticals Holdings, Inc., Boustead Securities, LLC and Sutter Securities Inc. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 10-K filed on February 13, 2024).
10.57	Employment Agreement, dated June 13, 2024, between Shuttle Pharmaceuticals Holdings, Inc. and Timothy J. Lorber (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 18, 2024).
10.58	Amendment Agreement, dated August 6, 2024, between Shuttle Pharmaceuticals Holdings, Inc., Shuttle Pharmaceuticals, Inc. and Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 7, 2024).
10.59+	Work Order, dated August 8, 2024, between Shuttle Pharmaceuticals, Inc. and Theradex Systems, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on August 14, 2024).
10.60	Master Services Agreement, dated November 1, 2018, between Shuttle Pharmaceuticals, Inc. and Theradex Systems Inc. (incorporated by reference to Exhibit 10.2 to the Current Report filed on August 14, 2024).
10.61	Form of Promissory Note, dated September 4, 2024, between Shuttle Pharmaceuticals Holdings, Inc. and Anatoly Dritschilo (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 10, 2024).
10.62	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on October 17, 2024).
10.63	Form of Senior Secured Convertible Notes (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on October 17, 2024).
10.64	Placement Agency Agreement, dated as of October 29, 2024, by and among Shuttle Pharmaceuticals Holdings, Inc. and A.G.P./Alliance Global Partners and Boustead Securities, LLC, as placement agents (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K dated October 31, 2024).
10.65	Sponsored Research Agreement, dated December 16, 2024, by and among Shuttle Pharmaceuticals Holdings, Inc., the Regents of the University of California and Dr. Robert Favell (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed December 19, 2024).
10.66	Change Order, dated January 23, 2025, between Shuttle Pharmaceutials, Inc. and Theradex Systems, Inc. (incorporated by reference to the Current Report on Form 8-K filed on January 28, 2025).
10.67

Amendment Agreement, dated February 26, 2025, between Shuttle Pharmaceuticals Holdings, Inc. and Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed February 27, 2025).

10.68	Revolving Loan Agreement, dated February 28, 2025, between Shuttle Pharmaceuticals Holdings, Inc. and Bowery Consulting Group Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed February 28, 2025).
10.69

Revolving Note, dated February 28, 2025, between Shuttle Pharmaceuticals Holdings, Inc. and Bowery Consulting Group Inc. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed February 28, 2025).

14.1	Code of Business Conduct and Ethics (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1 (File No. 333-265429) filed on June 3, 2022).
21	List of Subsidiaries (incorporated by reference to Exhibit 21 to the Annual Report on Form 10-K filed on March 21, 2024).
23.1*	Consent of Forvis Mazars, LLP
23.2*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
24	Power of Attorney (included in the signature page to this registration statement).
107◊	Filing Fee Table

*Filed herewith

◊Previously filed

+Certain portions of this exhibit have been redacted in accordance with Item 601(b)(10)(iv) because such information (i) is deemed not material and (ii) is of the type of information that the Company normally treats as private or confidential.

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ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be deemed the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-1 to be signed on its behalf by the undersigned, in Gaithersburg, Maryland, on March 4, 2025.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

By:	/s/ Anatoly Dritschilo, M.D.
Anatoly Dritschilo, M.D.,
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Timothy J. Lorber
Timothy J. Lorber
Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anatoly Dritschilo, M.D. and Timothy Lorber, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re- substitution, for each of them and in each name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as each might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signatures	Title(s)	Date

/s/ Anatoly Dritschilo	Chairman of the Board and	March 4, 2025
Anatoly Dritschilo, M.D.	Chief Executive Officer (Principal Executive Officer)

/s/ Timothy Lorber	Chief Financial Officer	March 4, 2025
Timothy Lorber	(Principal Financial and Accounting Officer)

/s/ George Scorsis	Director	March 4, 2025
George Scorsis

/s/ Steven Richards	Director	March 4, 2025
Steven Richards

/s/ Joseph Tung	Director	March 4, 2025
Joseph Tung

/s/ Oleh Nabyt	Director	March 4, 2025
Oleh Nabyt

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